UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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CMS Energy Corporation
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CMS ENERGY
CONSUMERS ENERGY

2021 COMBINED PROXY STATEMENT

— CMS ENERGY —

WORLD CLASS PERFORMANCE

DELIVERING

HOMETOWN SERVICE

CMS ENERGY CORPORATION
CONSUMERS ENERGY COMPANY
NOTICE OF VIRTUAL ANNUAL MEETINGS OF SHAREHOLDERS
To Shareholders of CMS Energy Corporation and Consumers Energy Company:
The CMS Energy Corporation (“CMS”) Virtual Annual Meeting of Shareholders and the Consumers Energy Company (“Consumers”) Virtual Annual Meeting of Shareholders (collectively “Annual Meeting”) will be held concurrently on Friday, May 7, 2021, at 10:00 a.m., Eastern Daylight Saving Time. There will be no physical location for shareholders to attend. Shareholders may only participate online by logging in at www.virtualshareholdermeeting.com/CMS2021 for CMS shareholders and www.virtualshareholdermeeting.com/CMSPB2021 for Consumers Shareholders.
ITEMS OF BUSINESS:
For Both CMS and Consumers Shareholders:	Board of Directors Recommendation
Elect the Director Nominees Named in this Proxy Statement to the Board of Directors	FOR EACH
Approve, on an Advisory Basis, Executive Compensation	FOR
Ratify the Appointment of Independent Registered Public Accounting Firm	FOR
Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement
For CMS Shareholders Only:	Board of Directors Recommendation
Vote on a Shareholder Proposal Relating to Greenwashing Audit, if Properly Presented	AGAINST
All shareholders of record at the close of business on March 9, 2021, are entitled to receive notice of and vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you can vote prior to the meeting by telephone, Internet, proxy card or voting instruction form. We encourage you to exercise your right to vote. All shares of Consumers common stock held by CMS (99.6% of the voting shares of Consumers) will be voted for the proposed Director nominees, thus assuring their election as Directors of Consumers, as well as for the other recommendations of the Consumers’ Board of Directors.
This year’s Annual Meeting will be a virtual-only meeting. A virtual-only meeting supports the safety of our shareholders and employees related to COVID-19, enables increased shareholder attendance and participation, improves efficiency and reduces costs. By visiting, www.proxyvote.com, you will be able to submit your questions prior to the Annual Meeting (April 20 through 11:59 p.m. May 3). You may attend the Annual Meeting, and electronically vote your shares at the Annual Meeting from any location around the world with internet connectivity.
By Order of the Boards of Directors,
Melissa M. Gleespen
Vice President,
Corporate Secretary and
Chief Compliance Officer
CMS Energy Corporation
Consumers Energy Company
March 25, 2021
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders to Be Held on May 7, 2021.
This Proxy Statement and Annual Report to Shareholders are available at
https://materials.proxyvote.com/125896 for CMS and
https://materials.proxyvote.com/210518 for Consumers.

Proxy Statement

Proposal 1: Elect the Director Nominees Named in this Proxy Statement to the Board of Directors		PAGE 7
Corporate Governance		PAGE 15
15	Governance Guidelines and Materials
15	Board of Directors
15	Board Leadership Structure
16	Risk Oversight
16	Cybersecurity Oversight
16	Political Contribution Oversight
16	Public Responsibility and Sustainability Oversight
17	Shareholder Engagement
17	Board Communication Process
18	Identification of Director Candidates
19	Director Candidate Qualifications
19	Director Tenure
19	Director Independence
20	CMS Majority Voting Standard
20	Director Education
21	Board, Committee and Director Evaluations
21	Board and Committee Information
23	Compensation Risk
23	Codes of Ethics
23	Related Party Transactions
24	No Pledging or Hedging
24	Management Succession Planning
24	CEO Pay Ratio
27	Directors’ Compensation
Beneficial Ownership		PAGE 29
Compensation Discussion and Analysis		PAGE 31
31	Executive Summary
33	Objectives of Our Executive Compensation Program
39	The Elements of Our Executive Compensation Program
46	Corporate Governance as it Relates to Executive Compensation
Compensation and Human Resources Committee Report		PAGE 49
2020 Compensation Tables		PAGE 50
Proposal 2: Approve, on an Advisory Basis, Executive Compensation		PAGE 64
Report of the Audit Committee		PAGE 66
Fees Paid to the Independent Registered Public Accounting Firm		PAGE 67
Proposal 3: Ratify the Appointment of Independent Registered Public Accounting Firm		PAGE 68
Proposal 4: Vote on Shareholder Proposal Relating to Greenwashing Audit (CMS)		PAGE 69
2022 Proxy Statement Information		PAGE 73
General Information		PAGE 74
Appendix A: GAAP Reconciliations		PAGE A-1

PROXY STATEMENT SUMMARY
Meeting Information	Record Date: March 9, 2021
May 7, 2021 • 10:00 a.m. EDT	Proxy Materials Released: March 25, 2021
Virtual Meeting at www.virtualshareholdermeeting.com/CMS2021 www.virtualshareholdermeeting.com/CMSPB2021
The terms “Corporation,” “we,” “our” “us” and other representations as used in this Proxy Statement generally refer to both CMS Energy Corporation (“CMS”) and its principal subsidiary, Consumers Energy Company (“Consumers”).
This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. We encourage you to read this entire Proxy Statement carefully before voting.
Proposals	CMS Shareholders	Consumers Shareholders	Board Recommendation	Page Reference
Elect the Director Nominees Named in this Proxy Statement to the Board of Directors	X	X	FOR EACH	7
Approve, on an Advisory Basis, Executive Compensation	X	X	FOR	64
Ratify the Appointment of Independent Registered Public Accounting Firm	X	X	FOR	68
Vote on a Shareholder Proposal Relating to Greenwashing Audit, if Properly Presented	X		AGAINST	69
How to Vote
Online:	You can vote your shares online by following the instructions on your proxy card, voting instruction form or Notice of Availability.

Telephone:	You can vote your shares by telephone by following the instructions on your proxy card, voting instruction form or Notice of Availability.

Mail:	You can vote your shares by mail by requesting a printed copy of the Proxy Materials and signing, dating and mailing in the proxy card or voting instruction form.

Attend:	You can vote your shares electronically by attending and voting at the virtual-only Annual Meeting.
CMS ENERGY 2021 PROXY STATEMENT	1

Nominees
Name					Committee Memberships
	Age	Gender or Ethnic Diversity	Director Since (# of Years)	Independent	Audit	Compensation and Human Resources	Finance	Governance, Sustainability and Public Responsibility	Executive
Jon E. Barfield	69	•	2005 (16)	Yes		X		Chair	X
Deborah H. Butler	66	•	2015 (6)	Yes	X		X
Kurt L. Darrow	66		2013 (8)	Yes		Chair		X	X
William D. Harvey	72		2012 (9)	Yes					X
Garrick J. Rochow*	46		2020	No
John G. Russell	63		2010 (11)	Yes					Chair
Suzanne F. Shank	59	•	2019 (2)	Yes	X		X
Myrna M. Soto	52	•	2015 (6)	Yes	X			X
John G. Sznewajs	53		2015 (6)	Yes	X		Chair		X
Ronald J. Tanski	68		2019 (2)	Yes		X	X
Laura H. Wright	61	•	2013 (8)	Yes	Chair		X		X
*	Rochow was elected to the Board effective December 1, 2020.

Age

Average
61 Years
3
1
2
5
45-55
61-65
56-60
66+

Tenure

Average
7 Years
3
3
3
2
0-3 Years
7-9 Years
4-6 Years
10+ Years

Self-identified Diversity

4
1
3
7
Female
Male
Ethnically Diverse
LGBTQ

CMS ENERGY 2021 PROXY STATEMENT	2

PROXY STATEMENT
While CMS and Consumers are established, operated and regulated as separate legal entities, CMS and Consumers have the same individuals serve as members on each Board of Directors and each Board Committee and have adopted coordinated director and executive compensation arrangements and plans as well as auditing relationships. The two companies also have significant overlap in executive management. Although in certain contexts in this Proxy Statement the terms “we” and “our” refer to each of CMS and Consumers and satisfy their respective disclosure obligations, this Combined Proxy Statement is separately filed by CMS and Consumers. Information in this Combined Proxy Statement relating to each individual registrant is filed by such registrant on its own behalf. Unless specifically noted, singular references to “Board,” “Committee,” “Corporation,” and “Annual Meeting” refers to both CMS and Consumers.
OUR COMMITMENT TO ENVIRONMENTAL, SOCIAL AND
GOVERNANCE (ESG)
We have integrated sustainable principles throughout our company. Our commitment to the triple bottom line — people, planet and profit — is our foundation. As Michigan’s largest utility, consideration of ESG issues is embedded in our strategy, business planning and enterprise risk management processes. These commitments align with our purpose: World Class Performance Delivering Hometown Service. The triple bottom line balances the interests of all stakeholders, including co-workers, customers, suppliers, regulators, Michigan residents and the investment community.
While embedding ESG issues into our strategy, we provide a variety of disclosures. We participate in a voluntary industry initiative, coordinated by the Edison Electric Institute (EEI) and the American Gas Association (AGA), to provide the public, our customers and shareholders uniform and consistent ESG and sustainability-related metrics. We participate in the annual CDP Climate and Water Reports. Our Climate Assessment Report and Methane Reduction Plan are also great tools for outlining our ESG goals. All of these reports, our various reporting indexes, scorecards and our policies, such as, human rights, biodiversity, waste management, safety, environmental, greenhouse gas, and water use can all be found on our website at www.cmsenergy.com/sustainability.
Our Commitment to ESG has been Recognized
•	Ranked Top Quartile by EEI Utility Standards and Safety Performance
•	Named 2020 Barron’s 100 Most Sustainable Companies
•	Ranked Top 50 globally in Military Times Best for Vets: Employers 2020
•	#1 utility for Best Employers for Women 2020 by Forbes® Magazine
•	#3 globally for Association for Talent Development 2019 Best Award
•	#1 utility company in Michigan and Top 50 Best Employers for Diversity 2020 by Forbes® Magazine
•	Named Gold-Level Veteran Friendly Employer by the Michigan Veterans Affairs Agency (MVAA)
CMS ENERGY 2021 PROXY STATEMENT	3

The Importance of Our Culture
Our success and ability to reach our ESG goals starts with an intentional culture, built around our cultural mindset. Our cultural mindset guides the actions and behaviors of all co-workers, allowing everyone to work safely to serve our customers and our communities. Each value in the cultural mindset is critically important and together align with our strategy and drive all of our actions.
These are the five values in our cultural mindset.

The actions of our co-workers are what makes CMS and Consumers unique. An intentional focus on our culture allows co-workers to thrive and succeed in an environment where their voices are heard and their contributions matter.
Diversity, Equity & Inclusion Strategy
As a company, our commitment to Diversity, Equity, and Inclusion (“DE&I”) is long-standing. Consumers’ first Employee Resource Group (“ERG”), the Women’s Advisory Panel, was founded in the mid-1980’s. Over the years we have expanded to seven flourishing ERGs. Some other past efforts include public support for Jackson, Michigan’s non-discrimination ordinance and the raising and celebration of the Pride flag at our CMS headquarters. In 2019 and 2020, Consumers and its foundation donated $1.2 million to diverse associations impacting communities of color. In 2020, we also created Inclusion Champion roles within our union workforce and expanded our parental leave policy, allowing birthing mothers 24 weeks paid leave and 16 weeks paid leave to a nonbirthing parent. Additionally, through our Veterans Advisory Panel, we were recognized by three separate organizations in 2020 alone, for our outstanding commitment to creating a stronger, veteran-friendly employer environment.
Although DE&I has been a key part of our activity for a long time, recent racial discrimination and social injustice events across the nation have created a need for acceleration of our DE&I efforts. To further our commitment to DE&I, in August of 2020 CMS and Consumers appointed its first Vice President & Chief Diversity Officer, Angela Thompkins. Angela and her team are responsible for orchestrating and executing our DE&I strategy. Good progress has been made, and continued progress will be accomplished by enrolling all leaders across the company to accelerate our DE&I strategic plan.
CMS ENERGY 2021 PROXY STATEMENT	4

Our DE&I mission is to build and sustain a world-class inclusive workforce, yielding success around our triple bottom line. We will achieve this mission by building on the foundational principle that DE&I is embedded into our culture like safety is embedded into our culture. To achieve this, we will leverage our Cultural Values: Caring, Empowered, Deliberate, Agility, and Ownership to drive success in three key pillars that encompass the entirety of our co-worker, customer, community, and investor interactions.
•
Our Culture: Embedding DE&I into our culture focuses on educating our co-workers and leaders on DE&I and highlighting opportunities where they can contribute to create an inclusive environment. A key component of this will be leveraging our seven ERGs and our Union Inclusion Champions to create that space of belonging for each co-worker.

•
Our Processes: Embedding DE&I into everything we do expands beyond the processes that drive our employee experience. We must ensure that all of our processes have that focus because ultimately, DE&I proficient people + DE&I proficient processes yield DE&I outcomes.

•
Our Talent: Building a diverse, equitable, and inclusive workforce relies on our ability to attract and retain diverse talent. That attraction starts with a strategic talent sourcing strategy that focuses on recruiting in areas representative of all demographics, allowing us to build diverse, qualified candidate pools. Creating a diverse and inclusive workforce expands beyond strategic sourcing to the processes we use in our employee lifecycle (e.g. hiring, promoting, developing, succession planning).

Our commitment to our DE&I strategy goes beyond the walls of CMS and Consumers. We’re also looking outward to serve as a driving force for good in our service territory and throughout Michigan. Recent efforts include:
•	Strengthening our relationships with veterans through donations, including Tee It Up for Troops and Veterans in Energy.
•	Donating to support the Black Lives Matter movement, fight racism, shape systemic change and create opportunities in Michigan.
•	Helping lead efforts to add gender identity and sexual orientation to the list of protected classes under the state’s Elliott-Larsen Civil Rights Act.
•	Supporting non-discrimination and anti-racism efforts in Jackson, our hometown and the site of our corporate headquarters.
•
Supporting efforts to increase ethnic and racial diversity in business ownership and entrepreneurship in West Michigan. In 2020, Consumers’ foundation became a limited partner in the New Community Transformation Fund.

•	Working with our suppliers to better gauge their stance on DE&I and how it aligns with ours to ensure best business practices throughout the supply chain.
Our stand for DE&I will continue with our customers, co-workers, communities, and investors. We are committed to accelerating our journey. Our comprehensive DE&I strategy allows us to place the right focus on all aspects of diversity and create a company that is inclusive of all ideas in the pursuit of the best outcome.
Environmental Highlights
•	Net Zero Carbon Emissions Goal from Consumers electric business by 2040
•	Net Zero Methane Emissions Goal from Consumers natural gas delivery system by 2030
•	Sustainability Report
•	Climate Assessment Report
•	Carbon Disclosure Project
CMS ENERGY 2021 PROXY STATEMENT	5

•	Integrated Resource Plan
•	Methane Reduction Plan
Social Highlights
•	Cultural Values drive all our actions
•	Consumers and its Foundation provided $21 million to support customers and communities with needs related to the COVID-19 pandemic
•	Human Rights Policy applies to Employees, Vendors and Suppliers
•	Safety Policy - all Employees have authority and responsibility to stop the job
•	Diverse Board of Directors
•	Vice President & Chief Diversity Officer
•	CEO pledged to take action to advance diversity and inclusion in the workplace through the CEO Action for Diversity and Inclusion™ coalition
•	Employee Resource Groups lead our diversity initiatives
Governance Highlights
•	91% of our Director Nominees are Independent
•	100% Independent Directors on Audit, Compensation, Finance, and Governance Committees
•	Annual Election of All Directors
•	Presiding Director Annually Elected by Independent Directors
•	Policy on Director and Committee Chair Term Limits
•	Annual Advisory Say-on-Pay Vote
•	Independent Directors Meet Regularly in Executive Session
•	Codes of Business Conduct and Ethics
•	Corporate Governance Principles
•	Strong Board and management succession planning process
•	Stock Ownership Guidelines for Directors and Executive Officers
•	Directors, Officers and Employees prohibited from pledging or hedging our stock
•	Proxy Access
•	Proactive shareholder engagement
•	Annual Board and Committee Self Evaluations
•	Individual Director Peer Evaluations
•	Chairman of Board is separate from the Chief Executive Officer
CMS ENERGY 2021 PROXY STATEMENT	6

PROPOSAL 1:
ELECT THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT TO THE BOARD OF DIRECTORS
There are 11 nominees for election as directors of CMS and Consumers, to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. The Board believes that the nominees will be available to serve, but in the event any nominee is unable to do so, the proxies will be voted for a substitute nominee designated by the Board or the number of directors constituting the full Board will be reduced accordingly.
All of the nominees are currently serving as Directors. All eleven nominees have accepted their nomination and agree to serve if elected. Garrick J. Rochow was elected to the Board in December 2020, and is standing for election by the shareholders for the first time at the 2021 Annual Meeting.
The following table identifies the balance of experience, skills and qualifications that the nominees bring to the Board. The skills and qualifications that are marked below are reviewed by the Governance, Sustainability and Public Responsibility Committee (“Governance Committee”) and the Board when making nomination decisions and reviewing Board succession planning and the fact that a particular skill or qualification is not designated does not mean nominees do not also possess the specific experience and qualifications. The table below illustrates how the Board is well-positioned to provide direction and oversight with respect to our overall performance, strategic direction and significant corporate policies.
	Barfield	Butler	Darrow	Harvey	Rochow	Russell	Shank	Soto	Sznewajs	Tanski	Wright	Percentage of Total Board
Core Competencies
Senior Leadership	•	•	•	•	•	•	•	•	•	•	•	100%
Finance, Accounting or Financial Reporting	•	•	•	•	•	•	•	•	•	•	•	100%
Regulatory Environment/ Governmental Affairs	•	•	•	•	•	•	•	•	•	•	•	100%
Risk Management	•	•	•	•	•	•		•	•		•	82%
Customer Experience	•	•	•	•	•	•	•	•			•	82%
Information Technology/ Safety and Security		•		•	•	•		•	•	•	•	73%
Utility Experience				•	•	•				•		36%
Strategic Planning and Governance	•	•	•	•	•	•	•	•	•	•	•	100%
Sustainability and Environmental	•	•	•	•	•	•		•	•	•	•	91%
Human Resources and Executive Compensation	•	•	•	•		•		•	•	•	•	82%
Lean		•	•	•	•			•	•			55%
Demographics and Board Tenure
Self-identified	a	b					a b	a b c			b	45%
Board Tenure (Yrs)	16	6	8	9	1	11	2	6	6	2	8	7 years average tenure
Age (as of 2021 Annual Meeting)	69	66	66	72	46	63	59	52	53	68	61	61 years average age
a	Race/Ethnic Diversity
b	Female
c	LGBTQ
CMS ENERGY 2021 PROXY STATEMENT	7

Core Competencies have an impact on our purpose, which is measured by our *"triple bottom line" of people, planet, and profit, underpinned by performance.*

Core Competencies and Relevance to CMS and Consumers	
Senior Leadership	Senior Leadership experience is important to understanding and overseeing our complex organization and empowering employees through individual growth and development.
Finance, Accounting or Financial Reporting	Finance, Accounting or Financial Reporting experience is important in overseeing our financial management and capital allocation, as well as ensuring accurate financial reporting processes and robust controls.
Regulatory Environment/ Governmental Affairs	Regulatory Environment and Governmental Affairs experience is important in understanding the regulated nature of the utility industry, providing insight and perspective in working constructively and proactively with governmental agencies and helping shape public policy initiatives and regulation/legislation.
Risk Management	Risk Management experience is important to oversee our robust enterprises risk management program and mitigate key risks to the Corporation.
Customer Experience	Customer Experience is important as we focus on meeting customer expectations and transforming the customer experience, including mobile and digital experiences.
Information Technology/ Safety and Security	Information Technology/Safety and Security experience is important in overseeing the enhancement and security of our business and operational systems (both physical and cyber), including information security, data privacy, cybersecurity, customer experience, financial systems and internal and grid operations.
Utility Experience	Utility Experience is important in understanding the technical nature of our business and to help inform our views on utility-related matters, such as energy markets and economics, technology, renewable energy, electric and gas transmission and distribution, public policy and safety.
Strategic Planning and Governance	Strategic Planning and Governance experience is important in order to define and drive strategic direction (including safety, diversity, equity and inclusion) and growth and oversee our operations as well as contributing to the Board's understanding of best practices in corporate governance matters.
Sustainability and Environmental	We place the highest priority on the health, safety and inclusion of our workforce and protection of our customers, assets, communities and the environment, therefore Sustainability and Environmental experience is important to manage our sustainability practices, including environmental, social and governance matters and continue our commitment to improving our environmental performance and reducing the potential negative impacts of our operations.
Human Resources and Executive Compensation	Human Resources and Executive Compensation experience is important to ensure our ability to recruit, retain and develop key talent essential to our operations.
Lean	Lean experience is important to improve safety, quality, cost, delivery and morale simultaneously by using a systematic approach to clearly define problems and solve them closest to the customer and drive improved performance, enhanced organizational focus and a culture of continuous improvement while pursing waste elimination.
Diverse Attributes	Diverse Attributes support our commitment to diversity and inclusion through age, ethnicity, gender, and race and contribute to and support informed decision making.

CMS ENERGY 2021 PROXY STATEMENT	8

The name, age and business experience of each nominee follows, as well as a description of the specific experience, qualifications, and core competencies of each nominee that led to the Board’s conclusion that such nominee should serve as director.
Jon E. Barfield	Experience
AGE: 69 DIRECTOR SINCE: 2005
Jon E. Barfield. 69, is president and chief executive officer of LJ Holdings Investment Company LLC, a private investment company. In March 2012, he retired from Bartech Group, Inc. (“Bartech”) where he served since 1981 as president and from 1995 to March 2012 as chairman and president of this industry-leading professional services firm, with headquarters in Southfield, Michigan, delivering talent management, business process outsourcing and managed services provider solutions to Global 1,000 firms.

Bartech manages the daily work assignments for more than 120,000 associates and more than $4.7 billion in annual procurement for major employers around the world, making Bartech (now owned by Impellam Group, PLC) one of the largest talent acquisition and managed service provider firms in the United States. During the past five years, Barfield previously served as a director of Blue Cross Blue Shield of Michigan and Good Technology Corporation. He has been a director of CMS and Consumers since August 2005.

Skills and Qualifications:

Barfield brings to the Board legal knowledge and experience, having practiced corporate and securities law at Sidley Austin LLP. His qualifications to serve as a director stem primarily from his experiences as a senior leader, and his varied service as a director with considerable experience regarding legal risk oversight and risk management, financial reporting, attracting and retaining key talent and related human resources experience, corporate governance, customer service and marketing, and mergers and acquisitions. Barfield previously served as a director of Dow Jones, Inc., Motorola Mobility, BMC Software and National City Corp. He served for many years as chairman of the audit committee of the Princeton University Board of Trustees.

Core Competencies:
	•	Senior Leadership
	•	Finance, Accounting or Financial Reporting
	•	Regulatory Environment/Governmental Affairs
	•	Risk Management
	•	Customer Experience
	•	Strategic Planning and Governance
	•	Sustainability and Environmental
	•	Human Resources and Executive Compensation
CMS ENERGY 2021 PROXY STATEMENT	9

Deborah H. Butler	Experience
AGE: 66 DIRECTOR SINCE: 2015
Deborah H. Butler. 66, retired in October 2015 as the executive vice president of planning and chief information officer of Norfolk Southern Corporation (“Norfolk Southern”), which is engaged in the rail transportation of raw materials, intermediate products and finished goods. Butler joined Norfolk Southern in 1978 and served in positions of increasing responsibility in operations until being named assistant vice president transportation customer service in 2000 and vice president customer services in 2002, a position she held until her appointment as executive vice president in 2007. She has been a director of CMS and Consumers since January 2015.

Skills and Qualifications:

Butler’s qualifications for service on the Board include her extensive experience in operations, leadership, customer service, sustainability and environment, safety, regulatory environment, strategic planning and information technology derived from her varying roles at Norfolk Southern. Butler serves on the board of Patriot Rail Company LLC and Patriot Port Holdings LLC. She previously served as chairman of the board of Thoroughbred Technology and Telecommunications, LLC, a Norfolk Southern subsidiary, and previously served as a board member of TTX Company, Inc., which provides railcars and related freight car management services to the North American rail industry.

Core Competencies:
	•	Senior Leadership
	•	Finance, Accounting or Financial Reporting
	•	Regulatory Environment/Governmental Affairs
	•	Risk Management
	•	Customer Experience
	•	Information Technology/Safety and Security
	•	Strategic Planning and Governance
	•	Sustainability and Environmental
	•	Human Resources and Executive Compensation
	•	Lean
Kurt L. Darrow	Experience
AGE: 66 DIRECTOR SINCE: 2013
Kurt L. Darrow. 66, has served since 2003 as the president and chief executive officer of La-Z-Boy Incorporated (“La-Z-Boy”), an integrated furniture retailer and manufacturer. Since joining La-Z-Boy in 1979, he has served in positions of increased responsibility, including president of La-Z-Boy Residential, its largest division. Darrow has served as a board member of La-Z-Boy since 2003 and was elected as chairman of the Board in 2011. Effective, April 25, 2021, Darrow will retire as president and chief executive officer of La-Z-Boy. He has been a director of CMS and Consumers since November 2013.

Skills and Qualifications:

Darrow’s qualifications for service on the Board include his extensive public company experience spanning 40 years, and his thorough strategic, marketing and leadership experience and customer orientation derived from his varying roles at La-Z-Boy, including his current chairman and chief executive officer roles. Darrow is a member of the Business Leaders for Michigan, a non-profit executive leadership organization, and serves on its executive committee. He serves as a member of the ProMedica Board of Trustees and was previously chairman of the ProMedica Monroe Regional Hospital Board of Trustees. Darrow is a former chairman of the American Home Furnishings Alliance and continues to serve as director emeritus. He served as a Trustee of Adrian College until May 2011.

Core Competencies:
	•	Senior Leadership
	•	Finance, Accounting or Financial Reporting
	•	Regulatory Environment/Governmental Affairs
	•	Risk Management
	•	Customer Experience
	•	Strategic Planning and Governance
	•	Sustainability and Environmental
	•	Human Resources and Executive Compensation
	•	Lean
CMS ENERGY 2021 PROXY STATEMENT	10

William D. Harvey	Experience
AGE: 72 DIRECTOR SINCE: 2012
William D. Harvey. 72, retired in March 2012 as chairman and chief executive officer of Alliant Energy Corporation (“Alliant”) and its two utility subsidiaries, Interstate Power & Light Company and Wisconsin Power & Light Company (“WPL”). Harvey served in those positions since February 2006. Alliant is a Madison, Wisconsin-based public utility holding company, which provides regulated electricity and natural gas services through its subsidiary companies. He is a general partner of Shade Tree Investments Limited Partnership, a private family investment group. He has been a director of CMS and Consumers since August 2012. Harvey has served as Presiding Director since May 2016.

Skills and Qualifications:

Harvey brings to the Board legal knowledge and experience, having begun his career as an attorney in private practice and serving as General Counsel of WPL. Harvey’s qualifications for service on the Board include his long-term experience with public utility operations and publicly traded companies, knowledge of customer perspectives, utility and environmental regulations and safety and diversity initiatives. Harvey previously served as a director of Sentry Insurance Company.

Core Competencies:
	•	Senior Leadership
	•	Finance, Accounting or Financial Reporting
	•	Regulatory Environment/Governmental Affairs
	•	Risk Management
	•	Customer Experience
	•	Information Technology/Safety and Security
	•	Utility Experience
	•	Strategic Planning and Governance
	•	Sustainability and Environmental
	•	Human Resources and Executive Compensation
	•	Lean
Garrick J. Rochow	Experience
AGE:46 DIRECTOR SINCE: 2020
Garrick J. Rochow, 46, has served since December 2020 as president and chief executive officer of CMS and Consumers. From July 2016 through November 2020, he was responsible for the company’s electric and natural gas distribution and transmission operations, generation and compression operations, regulatory compliance, planning and scheduling, and operations performance. Prior to that role, he served in a variety of leadership positions across the business as Consumers’ senior vice president of distribution and customer operations and as vice president of customer experience, rates and regulation and quality and chief customer officer after serving as vice president of energy delivery. He has been a director of CMS and Consumers since December 2020.

Skills and Qualifications:

Rochow is qualified to serve on the Board based on his more than 20 years of experience and knowledge gained in the utility industry. He has extensive utility knowledge, including 17 years with CMS. The Board benefits from Rochow’s prior leadership roles within the company. He currently serves on the board of the American Gas Association as well as the boards and executive committees of West Michigan Center for Arts and Technology, Michigan Economic Development Foundation, and The Right Place. He also serves on the boards of New Community Transformation Fund, American Gas Foundation and Stockbridge Community Schools.

Core Competencies:
	•	Senior Leadership
	•	Finance, Accounting or Financial Reporting
	•	Regulatory Environment/Governmental Affairs
	•	Risk Management
	•	Customer Experience
	•	Information Technology/Safety and Security
	•	Utility Experience
	•	Strategic Planning and Governance
	•	Sustainability and Environmental
	•	Lean
CMS ENERGY 2021 PROXY STATEMENT	11

John G. Russell	Experience
AGE: 63 DIRECTOR SINCE: 2010
John G. Russell. 63, has served since May 2016 as Chairman of the Boards of CMS and Consumers. He served from May 2010 to July 2016 as president and chief executive officer of CMS and president and chief executive officer of Consumers. Prior to that he served from October 2004 to May 2010 as president and chief operating officer of Consumers; he served from December 2001 to July 2004 as executive vice president and president and chief executive officer—electric of Consumers; and from July 2004 to October 2004 as executive vice president and president—electric and gas of Consumers. He serves on the board of Hubbell Incorporated. He has been a director of CMS and Consumers since May 2010.

Skills and Qualifications:

Russell is qualified to serve on the Board based on the knowledge and experience acquired throughout his more than 30 years with Consumers. He has in-depth knowledge of all aspects of the utility. His vast experience within the regulated utility industry, hands-on experience and the leadership positions he has held have provided him with a perspective from which the Board greatly benefits. Russell previously served as a director on the boards of Grand Valley State University, Business Leaders for Michigan, The Right Place, Inc., the Michigan Chamber of Commerce, the American Gas Association and Edison Electric Institute.

Core Competencies:
	•	Senior Leadership
	•	Finance, Accounting or Financial Reporting
	•	Regulatory Environment/Governmental Affairs
	•	Risk Management
	•	Customer Experience
	•	Information Technology/Safety and Security
	•	Utility Experience
	•	Strategic Planning and Governance
	•	Sustainability and Environmental
	•	Human Resources and Executive Compensation
Suzanne F. Shank	Experience
AGE: 59 DIRECTOR SINCE: 2019
Suzanne F. Shank. 59, has served since 1996 as president and chief executive officer and a co-founder of Siebert Williams Shank & Co., LLC, (formerly “Siebert Cisneros Shank & Co., LLC”), a full-service investment banking and financial services company that managed or co-managed over $2 trillion in municipal bond, corporate bond and equity transactions. Prior to her financial services career, Shank was a structural engineer for General Dynamics. She currently serves on the board of Rocket Companies, Inc. and previously served on the board of American Virtual Cloud Technologies, Inc. She has been a director of CMS and Consumers since January 2019.

Skills and Qualifications:

Shank brings over 30 years of experience in the financial services industry, including extensive experience developing strategies for new business growth nationally and managing financial, operational and regulatory matters. She currently serves as a director of the Skillman Foundation, Detroit Institute of Arts, Detroit Regional Chamber, Global Citizen and Invest Detroit. Shank also serves on the Wharton Graduate Board of Trustees, the Spelman College Board of Trustees, the Kresge Foundation Board of Trustees and on the Executive Council on Infrastructure for the Bipartisan Policy Center. She is also a member of the International Women’s Forum and the Securities and Exchange Commission’s Fixed Income Market Structure Advisory Committee.

Core Competencies:
	•	Senior Leadership
	•	Finance, Accounting or Financial Reporting
	•	Regulatory Environment/Governmental Affairs
	•	Customer Experience
	•	Strategic Planning and Governance
CMS ENERGY 2021 PROXY STATEMENT	12

Myrna M. Soto	Experience
AGE: 52 DIRECTOR SINCE: 2015
Myrna M. Soto. 52, has served since June 2020 as the chief strategy and trust officer of Forcepoint (a cybersecurity technology provider). At Forcepoint she provides leadership in Forcepoint's growth and strategy. Prior to joining Forcepoint, she served from March 2019 through May 2020 as the chief operating officer of Digital Hands (a Managed CyberSecurity Services Provider). Since March 2019, she has been a venture advisor for ForgePoint Capital (formerly known as Trident Capital Cybersecurity) (“ForgePoint”), a venture capital firm investing exclusively in early stage cybersecurity companies and has served as a partner at ForgePoint since April 2018. From August 2015 through April 2018, she served as the senior vice president and global chief information security officer of Comcast Corporation (“Comcast”), which operates as a worldwide media and technology company. Soto served from 2009 to August 2015 as senior vice president and chief infrastructure and information security officer. Soto was responsible for the alignment and development of cyber and data security strategies and policies. Soto currently serves on the board of Spirit Airlines, Inc. and Popular, Inc. She has been a director of CMS and Consumers since January 2015.

Skills and Qualifications:

Soto brings over 25 years of focused information technology and security experience from a variety of industries, including financial services, hospitality, insurance and risk management and gaming and entertainment. She serves on the advisory board of Ginger and previously served as Vice Chairman and executive committee board member of the Hispanic IT Executive Council and as a member of the Board of Trustees of Cabrini College.

Core Competencies:
	•	Senior Leadership
	•	Finance, Accounting or Financial Reporting
	•	Regulatory Environment/Governmental Affairs
	•	Risk Management
	•	Customer Experience
	•	Information Technology/Safety and Security
	•	Strategic Planning and Governance
	•	Sustainability and Environmental
	•	Human Resources and Executive Compensation
	•	Lean
John G. Sznewajs	Experience
AGE: 53 DIRECTOR SINCE: 2015
John G. Sznewajs. 53, has served since 2007 as the vice president and chief financial officer of Masco Corporation (“Masco”), which operates as a global leader in design, manufacture and distribution of branded building products. Sznewajs is responsible for strategic and operational financial functions and also has oversight of information technology and several of Masco’s European businesses. Sznewajs also served as the treasurer of Masco from 2005 until 2016. He has been a director of CMS and Consumers since July 2015.

Skills and Qualifications:

In addition to his financial expertise, Sznewajs has almost 20 years of experience in business and corporate development. His extensive background and knowledge in financial matters, which he has gained over his career, along with in-depth experience in enterprise-wide strategy, qualify him to serve on the Board. He serves as director and treasurer of the Detroit Zoological Society and previously served as a trustee of The Roeper School.

Core Competencies:
	•	Senior Leadership
	•	Finance, Accounting or Financial Reporting
	•	Regulatory Environment/Governmental Affairs
	•	Risk Management
	•	Information Technology/Safety and Security
	•	Strategic Planning and Governance
	•	Sustainability and Environmental
	•	Human Resources and Executive Compensation
	•	Lean
CMS ENERGY 2021 PROXY STATEMENT	13

Ronald J. Tanski	Experience
AGE: 68 DIRECTOR SINCE: 2019
Ronald J. Tanski. 68, served as president and chief executive officer of National Fuel Gas Company (“National Fuel”), a diversified energy company from March 2013 through his retirement on July 1, 2019. Mr. Tanski joined National Fuel as an attorney in 1979 and served in positions of increased responsibility during his career. Tanski continues to serve as a director of National Fuel. He has been a director of CMS and Consumers since November 2019.

Skills and Qualifications:

Tanski brings 40 years’ experience in both the regulated and non-regulated gas business. Having begun his career as an attorney with National Fuel, the Board benefits from his legal knowledge and experience. Tanski was a member of the American Gas Association and the Interstate Natural Gas Association of America (“INGAA”), having served as INGAA’s chair. He previously served on the board of managers of the Buffalo Museum of Science.

Core Competencies:
	•	Senior Leadership
	•	Finance, Accounting or Financial Reporting
	•	Regulatory Environment/Governmental Affairs
	•	Information Technology/Safety and Security
	•	Utility Experience
	•	Strategic Planning and Governance
	•	Sustainability and Environmental
	•	Human Resources and Executive Compensation
Laura H. Wright	Experience
AGE: 61 DIRECTOR SINCE: 2013
Laura H. Wright. 61, retired from Southwest Airlines Co. (“Southwest”) as senior vice president of finance and chief financial officer, positions she had held since July 2004. During her 25-year career with Southwest, she held various positions, including vice president of finance and treasurer, treasurer, assistant treasurer and other financial roles. Southwest is based in Dallas, Texas, and is engaged in the operation of passenger airlines that provide scheduled air transportation in the United States. Until 2020, she consulted under GSB Advisory LLC, which she founded in 2012, to provide interim executive and financial management to growth and non-profit companies. Wright currently serves as a board member of TE Connectivity Ltd. and Spirit AeroSystems Holdings, Inc. Until February 2019, she served as a trustee of Pebblebrook Hotel Trust. She has been a director of CMS and Consumers since February 2013.

Skills and Qualifications:

As an active certified public accountant in the state of Texas, the Board benefits from Wright’s extensive technical expertise and experience in financial accounting and reporting, corporate finance and risk management. She has extensive experience working in a consumer-oriented business environment. Prior to Southwest, Wright was a manager with Arthur Young & Co. in Dallas.

Core Competencies:
	•	Senior Leadership
	•	Finance, Accounting or Financial Reporting
	•	Regulatory Environment/Governmental Affairs
	•	Risk Management
	•	Customer Experience
	•	Information Technology/Safety and Security
	•	Strategic Planning and Governance
	•	Sustainability and Environmental
	•	Human Resources and Executive Compensation
Each of the CMS and Consumers Boards recommend a vote FOR the election of each Director nominee named above.
CMS ENERGY 2021 PROXY STATEMENT	14

CORPORATE GOVERNANCE
Governance Guidelines and Materials
The Board and management review and monitor governance trends and best practices on an ongoing basis. The Board has adopted Principles that reflect corporate and Board practices as well as Securities and Exchange Commission (“SEC”) rules and the New York Stock Exchange (“NYSE”) listing standards. The Governance Committee is responsible for overseeing and reviewing our Principles at least annually and recommending any proposed changes to the Board for approval. The Principles intend to serve as a flexible framework within which the Board and its Committees operate. Except for the Executive Committee, the Board has adopted charters for each of the standing Committees that detail their purposes, duties and authority, composition, meetings and resources as well as other aspects of Committee activities (“Charters”), which are further described under Board and Committee Information below. Each Committee reviews its Charter annually and recommends changes to the Governance Committee for review and recommendation to the Board for approval.
The current version of our Principles, Amended and Restated Bylaws (“Bylaws”), Charters, Employee and Director Codes of Conduct (“Codes”) and other corporate governance materials are available at www.cmsenergy.com/corporategovernance.
Board of Directors
The Board provides direction and oversight with respect to our overall performance, strategic direction and significant corporate policies. The Board approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. Directors are kept informed of our business by various reports and documents provided to them on a regular basis, including operating and financial reports made at Board and Committee meetings. The Board has full and direct access to all members of management and may hire consultants and advisors as deemed necessary.
Board Leadership Structure
As stated in our Principles, the Board has determined that for the present time, it is in the best interests of the Corporation and shareholders to keep the offices of Chief Executive Officer (“CEO”) and Chairman separate to enhance oversight responsibilities. The Board believes that this leadership structure promotes independent and effective oversight of management on key issues relating to long-range business plans, long-range strategic issues and risks. To further promote independent and effective oversight of management, our Principles also provide that at any time when the Chairman is not considered independent under NYSE listing standards, a Presiding Director will be chosen by the independent directors to coordinate the activities and preside at the executive sessions attended only by the independent members of the Board. The Presiding Director provides the independent directors with a key means for collaboration and communication. Under our Bylaws, the Presiding Director will: (1) convene and chair meetings of the independent directors in executive session no less than once each year; (2) preside at meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; (3) solicit independent directors for advice on agenda items for meetings of the Board; (4) serve as a liaison between the Chairman of the Board, the President and the independent directors; and (5) perform such other duties as may be assigned by the Board from time to time. Russell, the current Chairman, is not a member of management, but served as President and CEO of CMS and Consumers until July 2016. As of July 2019, he qualified as independent under NYSE listing standards; however, on May 1, 2020, Harvey was re-elected as Presiding Director for the Board for a one-year term.
CMS ENERGY 2021 PROXY STATEMENT	15

Risk Oversight
The Board’s risk oversight process includes regular reports from senior management on areas of material operational, legal, regulatory, financial, strategic, compliance, environmental, liability, safety, information technology, physical security, cybersecurity and reputational risk. The Board receives an annual risk management review from the Executive Director of Risk in addition to the risk oversight functions performed by the various Committees of the Board. These include: (1) a review by the Audit Committee of the risks associated with operating and financial activities which could impact its financial and other disclosure reporting, as well as a review of policies on risk assessment, controls and accounting risk exposure; (2) the Audit Committee’s review and approval of risk management policies; (3) a review by the Compensation and Human Resources Committee (“Compensation Committee”) of the potential risks associated with the Corporation’s executive compensation policies and practices; and (4) the Compensation Committee’s review of management’s assessment of the likelihood that the incentive compensation plans will have a material adverse impact.
Cybersecurity Oversight
The Board is responsible for overseeing the Corporation’s cybersecurity risk. Cybersecurity risks are included in the risk reports to the Audit Committee discussed above. The Audit Committee receives cybersecurity updates that focus on our most critical assets, cybersecurity drills, exercises, mitigation of cybersecurity risks and assessments by third-party experts.
Political Contribution Oversight
The Board oversees our political engagement policies, programs and practices. The Governance Committee is also responsible for advising and assisting the Board with respect to our political engagement. Our policies, including the governance and decision-making process for corporate political contributions, are described in detail at https://www.cmsenergy.com/corporate-governance/political-engagement. We believe Board oversight of our political activity along with the Board’s alignment with our current disclosure standards provide the necessary accountability to ensure that political activities are conducted in the best interest of customers, shareholders and other stakeholders. Through Board oversight, we have maintained a rigorous compliance process to ensure that its political activities are lawful, properly disclosed and align with our Codes.
Public Responsibility and Sustainability Oversight
The Board oversees our public responsibility and sustainability practices. The Governance Committee is also responsible for advising and assisting the Board with respect to our public responsibility and sustainability matters. We are committed to corporate responsibility through our business, culture, environment and our communities – past, present and future. We conduct business safely and ethically to preserve the environment and sustain our communities while serving our customers across the state of Michigan. This aligns with our purpose, which is to achieve world class performance while delivering hometown service. We measure our progress towards this purpose by considering our impact on the “triple bottom line” of people, planet, and profit, which is underpinned by performance; this consideration takes into account not only the economic value that we create, but also our responsibility to social and environmental goals.
The planet element of the triple bottom line represents our commitment to protect the environment, which extends beyond complying with the various state and federal laws and regulations.
CMS ENERGY 2021 PROXY STATEMENT	16

We are committed to caring for the environment as part of our strategic direction. Some of our environmental and sustainability achievements include the following:
•	decreased combined percentage of electric supply (self-generated and purchased) from coal by 21 percentage points since 2015
•	reduced carbon dioxide emissions by over 35 percent since 2005
•	reduced the amount of water used to generate electricity by over 30 percent since 2012
•	reduced landfill waste disposal by over 1.5 million tons since 1992
•	reduced methane emissions by 17 percent since 2012.
We provide extensive public reporting and are forthcoming in disclosures about our environmental stewardship and long-term strategy. We address issues related to climate change in SEC, Environmental Protection Agency and other regulatory agency filings, and by voluntarily reporting our climate risk strategy and related data to CDP (formerly known as the Carbon Disclosure Project). We have published Sustainability Reports, a Climate Assessment Report, which addresses the long-term implications of our electric supply fuel mix and capital expenditure plans and a Methane Reduction Plan, which explains our plans for achieving net zero methane emissions from our natural gas delivery system by 2030. In 2020, we completed the EEI ESG & Sustainability Report and announced our goal to achieve net zero carbon emissions from Consumers electric business by 2040.
We continually update and enhance disclosures relating to our sustainability efforts. These disclosures and updates can be found on our website at https://www.cmsenergy.com/sustainability.
We have created a cleaner, more sustainable energy future by taking a leadership position in reducing air emissions and water usage, saving landfill space and boosting the amount of renewable energy supplied to customers. We have also provided, and intend to continue providing, appropriate disclosures to our shareholders regarding climate change and the risks it poses.
Shareholder Engagement
As part of our overall corporate governance, we have an ongoing outreach program to develop and maintain communication with our investors in regard to governance and compensation issues. We value these discussions and the Board considers pertinent feedback when evaluating corporate governance and compensation issues. In addition, management regularly participates in investor and industry conferences throughout the year to discuss performance, environmental, social and governance topics, and share its perspective on business and industry developments. Shareholders may also contact the Board with any inquiry or issue, by the methods described below and the Board will respond as appropriate.
Board Communication Process
Interested parties, including shareholders, employees or third parties can communicate with the Board, Committee, the independent directors as a group, or an individual director, including the Chairman, by sending written communications to the Corporate Secretary, at the Corporation’s principal business office, One Energy Plaza, Jackson, Michigan 49201. Envelopes should be clearly marked “Board Communication” or “Director Communication.”
The Corporate Secretary will review and forward, as appropriate, such correspondence in order to facilitate communications with the Board or its Committees, the independent directors or individual members.
CMS ENERGY 2021 PROXY STATEMENT	17

Any shareholder, employee or third party who wishes to submit a compliance concern to the Board or applicable Committees, including complaints regarding accounting, internal accounting controls or auditing matters to the Audit Committee, may do so by any of the following means:

All such communications will be reviewed by the Chief Compliance Officer (who reports directly to the Audit Committee) prior to being forwarded to the Board or applicable Committees or directors, as appropriate.
Identification of Director Candidates
The Governance Committee is responsible for identifying and evaluating director candidates, seeking candidates to serve on the Board consistent with criteria approved by the Board, and recommending a slate of candidates for election at the Annual Meeting. There are numerous steps in identifying director candidates.

The Governance Committee will consider shareholder-recommended director nominees in accordance with the requirements of our Bylaws. The information that must be included and the procedures that must be followed by a shareholder wishing to recommend a director candidate for the Board’s consideration are the same as would be required under our Bylaws if the shareholder wished to nominate that candidate directly. The Governance Committee will consider director candidates recommended by shareholders on the same basis that the Governance Committee evaluates other nominees for director.
CMS Bylaws also permit a shareholder, or a group of up to 20 shareholders, who have owned, continuously for at least three years, at least three percent of the outstanding shares of common stock of the Corporation to submit director nominees (not greater than two or 20% of the Board) for inclusion in its proxy statement if the shareholder(s) and the nominee(s) satisfy the requirements in the CMS Bylaws.
CMS ENERGY 2021 PROXY STATEMENT	18

A director nomination that is not submitted for inclusion in the proxy statement but instead is sought to be presented directly at the Annual Meeting, must comply with the advance notice provisions in our Bylaws.
Any recommendation or nomination submitted by a shareholder regarding a director candidate must be submitted within the time frame provided in our Bylaws for director nominations and must include (a) a statement from the proposed nominee that he or she has consented to the submission of the recommendation or nomination and (b) such other information about the proposed nominee(s) and/or nominating shareholder(s) as is required by our Bylaws.
Written notice must be sent to the Corporate Secretary, One Energy Plaza, Jackson, Michigan 49201. You may access our Bylaws at www.cmsenergy.com/corporategovernance.
Director Candidate Qualifications
Director candidates are sought whose particular background, experiences and qualities meet the needs of the Board. The Board values high standards of integrity, business ethics and sound judgment, which add value, perspective and expertise to the Board’s deliberations. The Governance Committee assesses, on a regular basis, the qualifications needed by the Board in light of the Board’s current composition and recommends changes to the Board when appropriate; and determines from time to time other criteria for selection and retention of Board members. The Governance Committee has not established any specific, minimum qualifications that must be met by director candidates or identified any specific qualities or skills that the directors must possess. However, as stated in our Principles, the Board will include a broad spectrum of diverse business, political, academic, demographic and social interests. The Governance Committee takes a wide range of factors into account in evaluating the suitability of director candidates, including experience in business, leadership, regulated utility, sustainability and environment, risk management, customer experience, safety, governance, accounting, finance, legal, information technology, lean practices, and compensation and human resources, which will bring a diversity of thought, perspective, approach and opinion to the Board. The Governance Committee does not have a single method for identifying director candidates but will consider candidates suggested by a wide range of sources.
Rochow is standing for election by the shareholders for the first time at this Annual Meeting. Rochow was initially identified as a potential nominee by the Board and recommended for nomination by the Governance Committee. Rochow was elected to the Board effective December 1, 2020. Rochow is the only director nominee for the Annual Meeting who is standing for election by the shareholders for the first time.
Director Tenure
The Board believes that diversity in tenure adds value, perspective and expertise to the Board’s deliberations, with longer-tenured directors bringing a deep understanding of the Corporation and shorter-tenured directors bringing a fresh perspective. Over the past eight years, the Board has added nine new directors. Director term limits, included in our Principles, state that Directors (other than the CEO) first elected after January 2017, may not serve on the Board for more than 15 years and Committee chairs (other than the Executive Committee) may not serve in such role for more than five years.
Director Independence
Directors Barfield, Butler, Darrow, Harvey, Russell, Shank, Soto, Sznewajs, Tanski, and Wright are “independent”, and Director Stephen E. Ewing who retired in 2020, was “independent” as determined by the Board, in accordance with the NYSE listing standards, applicable rules and regulations of the SEC, our more stringent Independence Standards, as set forth in our Principles,
CMS ENERGY 2021 PROXY STATEMENT	19

and taking into consideration all business relationships between the Corporation and its subsidiaries and each non-employee director. Rochow is not and former Director Patricia K. Poppe was not independent due to their employment relationships with the Corporation.
The Board identified the following relationships which were deemed immaterial to such Directors’ independence:
•	Charitable contributions made to organizations of which certain of the Directors are affiliated.
•
Purchases and sales of services, commodities, materials or equipment, to and from entities, during the ordinary course of business, on which certain of the Directors serve and all such transactions were significantly below one percent of the consolidated gross revenues of the counterparty to the transaction.

•	Retail electricity or natural gas purchases from Consumers at rates or charges fixed in conformity with law or governmental authority.
In addition, the Board has affirmatively determined that each member of the Audit Committee and Compensation Committee is independent under NYSE listing standards, rules and regulations of the SEC and, if applicable, the Internal Revenue Code (“IRC”). Furthermore, the Board has determined that the ability of our Audit Committee members to serve on our Audit Committee is not impaired by service on other audit committees.
The Independence Standards, adopted by the Board as part of our Principles, can be found at www.cmsenergy.com/corporategovernance.
CMS Majority Voting Standard
Under the CMS Articles of Incorporation, CMS Bylaws and our Principles, any director nominee who receives less than a majority of the votes cast by the CMS shareholders at a regular election shall promptly tender his or her resignation. For this purpose, a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the votes cast with respect to that director, not counting abstentions. Upon receipt of such a tendered resignation, the CMS Governance Committee shall consider and recommend to the CMS Board whether or not to accept the resignation. The CMS Board will act on the CMS Governance Committee’s recommendation within 90 days following certification of our shareholder vote, and contemporaneously with that action will cause CMS to publicly disclose the CMS Board’s decision whether to accept or decline such director’s resignation offer (and the reasons for rejecting the resignation offer, if appropriate). The director who tenders his or her resignation pursuant to the standard will not be involved in either the CMS Governance Committee’s recommendation or the CMS Board’s decision to accept or decline the resignation. Due to complications that arise in the event of a contested election of directors, this standard would not apply in that context, and the underlying plurality vote requirement of Michigan law would control any contested director elections.
Director Education
Board members are expected to attend at least one continuing education program annually, sponsored by a recognized utility industry or corporate governance organization. All Director nominees attended at least one continuing education program in 2020. Also, we have an internal director education program. The internal program includes corporate and industry information disseminated through orientation programs, business training modules and reports and operational site visits.
CMS ENERGY 2021 PROXY STATEMENT	20

Board, Committee and Director Evaluations
The Board is committed to continuous self-improvement, and Board and Committee evaluations are an important tool for promoting effectiveness. The Board conducts a performance evaluation annually and periodically engages a third party to conduct individual Director peer evaluations. The Governance Committee, in consultation with the Chairman, oversees the Board, Committee and Director evaluation processes.
Board and Committee evaluations are conducted for the Board and each standing Committee. Each Director participates in the process by completing a questionnaire that reviews the previous year’s performance. The questionnaire assesses, among other items, Board: 1) effectiveness, 2) meeting procedures, 3) operations, 4) composition, 5) accountability, and 6) future challenges. Directors may choose to provide their feedback anonymously. The Directors then discuss the evaluation results in executive session. Policies and practices are then updated to address feedback, as appropriate.
Director peer evaluations provide Directors an opportunity to evaluate each other and identify opportunities for their own growth and development. Peer evaluations and development follow-ups are facilitated by an independent third party and include confidential, open-ended, one-on-one interviews with each Director. The Board has conducted these periodic peer evaluations since 2008. The latest Director peer evaluation cycle began in 2018.
Board and Committee Information
The CMS Board met ten times and the Consumers Board met nine times during 2020. Our Principles state the expectation that each Director will attend all scheduled Board and Committee meetings of which he or she is a member, as well as the Corporation’s annual meeting of shareholders. All Directors serving during 2020 attended 100% of the Board and assigned Committee meetings. All Board members then in office, attended the 2020 annual meeting of shareholders.
The Board has five standing Committees including an Audit Committee, a Compensation Committee, an Executive Committee, a Finance Committee and a Governance Committee. The members and the responsibilities of the standing Committees of the Boards are listed below. Each Committee is composed entirely of “independent” Directors, as that term is defined by the NYSE listing standards and our Principles described above. Committees may also invite members of management or others to attend their meetings as they determine appropriate. Rochow routinely attends and Poppe routinely attended committee meetings.
On a regularly-scheduled basis, the non-employee Directors meet in executive session (that is, with no employee Directors present) and may invite such members of management to attend as they determine appropriate. At least once each year, the independent Directors meet in executive session in conformance with the NYSE listing standards. In 2020, the CMS independent Directors met four times and the Consumers independent Directors met four times. In 2020, Presiding Director Harvey or Russell presided over the executive sessions of independent Directors.
CMS ENERGY 2021 PROXY STATEMENT	21

	Members *Committee Chairperson			2020 Meetings
Committees			Primary Responsibilities	CMS	Consumers
Audit Committee	Deborah H. Butler Suzanne F. Shank Myrna M. Soto John G. Sznewajs Laura H. Wright* All members are financially literate and an “Audit Committee Financial Expert” as such term is defined by the SEC.	•	Oversee the integrity of consolidated financial statements and financial information, the financial reporting process and the system of internal accounting and financial controls and to retain independent auditors.	7	7
		•	Pre-approve all audit and non-audit services provided by the independent auditors, assess the independent auditors’ qualifications and independence and review the independent auditors’ performance.
		•	Oversee compliance with applicable legal and regulatory requirements and with the Codes.
		•	Oversee our risk management policies, controls and exposures, including cyber.
		•	Review the performance of the internal audit function and prepare the Report of the Audit Committee for inclusion in the Proxy Statement.
Compensation and Human Resources Committee	Jon E. Barfield Kurt L. Darrow* Ronald J. Tanski	•	Review and approve the executive compensation structure and policies and set the CEO compensation level.	3	3
•
Review and recommend to the Board incentive compensation plans, review and approve the grant of stock and other stock-based awards pursuant to the incentive plans and review and approve corporate financial and business goals and target awards, and the payment of performance incentives, pursuant to the annual incentive plans.

		•	Produce an annual report of the Compensation Committee to be included in the Proxy Statement as required by SEC rules and regulations.
		•	Review and approve the CEO’s selection of candidates for officer positions and recommend such candidates to the Board for annual or ad hoc elections.
•
Review and approve people strategy including: management succession plan, development and selection of key managers and emergency succession plans, organizational development plans and plans to identify, attract and retain high potential employees, diversity programs and other human resource programs

		•	Review and approve officer stock ownership guidelines and compliance.
		•	Review and advise the Board concerning the management succession plan and review the organizational and leadership development plans and programs.
Finance Committee	Deborah H. Butler Suzanne F. Shank John G. Sznewajs* Ronald J. Tanski Laura H. Wright	•	Review and make recommendations to the Board concerning the financing and investment plans and policies for funded employee benefit plans.	2	2
		•	Approve short- and long-term financing plans.
		•	Approve financial policies relating to cash flow, capital structure and dividends.
		•	Recommend Board action to declare dividends.
•
Review Financial Authorities Policy that sets out the approval requirements for various financial transactions and recommend appropriate changes. Review and approve potential project investments and other significant capital expenditures and monitor the progress of significant capital projects.

CMS ENERGY 2021 PROXY STATEMENT	22

	Members *Committee Chairperson			2020 Meetings
Committees			Primary Responsibilities	CMS	Consumers
Governance, Sustainability and Public Responsibility Committee	Jon E. Barfield* Kurt L. Darrow Myrna M. Soto	•	Establish and review our Principles, consider candidates properly recommended by shareholders, identify and recommend director candidates, consider resignations of directors, and review public responsibility matters.	2	2
		•	Recommend ways for the Board to enhance overall performance and effectiveness.
		•	Annually review the operation and performance of the Board and Committees.
		•	Review the Codes and recommend actions to the Board in cases where directors have violated the Directors’ Code.
		•	Review stakeholder outreach, stewardship and corporate social responsibility matters and oversee sustainability matters.
		•	Review political and charitable contributions.
Executive Committee	Jon E. Barfield Kurt L. Darrow William D. Harvey John G. Russell* John G Sznewajs Laura H. Wright	•	Exercise the power and authority of the Board as may be necessary during the intervals between Board meetings, subject to such limitations as are provided by law or by resolution of the Board.	0	0
Compensation Risk
Management annually undertakes a comprehensive review of the compensation policies and practices throughout the organization in order to assess the risks presented by such policies and practices.
Following this year’s review, we have determined that such policies and practices are not reasonably likely to have a material adverse effect on CMS or Consumers. Management’s analysis and determination were reported to and reviewed by the Compensation Committee.
Codes of Ethics
We have adopted an employee code of ethics, titled “CMS Energy 2021 Code of Conduct” (“Employees’ Code”) that applies to the CEO, Chief Financial Officer (“CFO”) and Chief Accounting Officer (“CAO”), as well as all other officers and employees of CMS and Consumers. CMS and Consumers have also adopted a director code of ethics titled “2021 Board of Directors Code of Conduct” (“Directors’ Code”) that applies to the members of the Board. The Governance Committee annually reviews the Codes and recommends changes to the Board, as appropriate. The Employees’ Code is administered by the Chief Compliance Officer, who reports directly to the Audit Committee. The Audit Committee oversees compliance with the Codes. Any alleged violation of the Directors’ Code will be investigated by disinterested members of the Audit Committee, or if none, by disinterested members of the Board. The Governance Committee would recommend appropriate action to the Board in the event a determination is made that a director violated the Directors’ Code. The Codes and any waivers of, or amendments or exceptions to, a provision of the Employees’ Code that applies to the CEO, CFO, CAO or persons performing similar functions and any waivers of, or exceptions to, a provision of our Directors’ Code will be disclosed on our website at www.cmsenergy.com/complianceandethics. No such waivers or exceptions have been granted.
Related Party Transactions
CMS, Consumers or their subsidiaries may occasionally enter into transactions with related parties. “Related Parties” include directors or executive officers, beneficial owners of more than 5% of our common stock, family members of such persons, and entities in which such persons
CMS ENERGY 2021 PROXY STATEMENT	23

have a direct or indirect material interest. As set forth in our Codes, we consider a related party transaction to have occurred when a Related Party enters into a transaction in which we are participating, the transaction amount is more than $10,000 and the Related Party has or will have a direct or indirect material interest (“Related Party Transaction”). Any Related Party Transaction must be reported to us.
In accordance with our Codes and the Audit Committee Charter, Related Party Transactions must be pre-approved by the Audit Committee. In drawing its conclusion on any approval request, the Audit Committee considers the following factors:
•	Whether the transaction involves the provision of goods or services that are available from unaffiliated third parties;
•	Whether the terms of the proposed transaction are at least as favorable as those that might be achieved with an unaffiliated third party;
•	The size of the transaction and the amount of consideration payable to a Related Party;
•	The nature of the interest of the applicable Related Party; and
•	Whether the transaction may involve an actual or apparent conflict of interest, or embarrassment or potential embarrassment when disclosed.
The policies and procedures relating to the Audit Committee’s approval of Related Party Transactions are found in the Codes, which are available at www.cmsenergy.com/complianceandethics.
Since January 1, 2020, there have been no Related Party Transactions to report.
No Pledging or Hedging
In accordance with our Codes, CMS’ and Consumers’ officers, employees and directors may not engage in pledging or purchasing on margin our securities, “trading” of our securities or selling “short” our securities or buying or selling puts or calls, hedges or other derivative securities relating to our securities, including compensatory awards of equity securities or our securities otherwise held, directly or indirectly, by those persons. For purposes of these Codes, “trading” means a combination or pattern of substantial or continuous buying and selling of securities with the primary objective of realizing short-term gains. Selling “short” is a technique in which investors bet on a stock price falling by selling securities they do not own with the understanding that they will buy them back, hopefully at a lower price.
Management Succession Planning
The Board engages in an active succession planning process. The Board selects a CEO and then consults with the CEO concerning the selection of a senior management team and plans for their succession. The management succession plan also includes provisions for CEO succession. The Compensation Committee regularly reviews succession planning issues and reports to the Board. The Compensation Committee also advises the Board on succession planning, including policies and principles for executive officer selection. CEO evaluations are conducted annually.
CEO Pay Ratio
It is the philosophy of CMS and Consumers to provide market-based compensation tied to performance. An employee's compensation is based on a combination of the market value of his or her position along with individual experience and performance.
CMS ENERGY 2021 PROXY STATEMENT	24

CMS MEDIAN EMPLOYEE
For the fiscal year ended December 31, 2020, the median of the annual total compensation of all CMS employees (other than Rochow, President and CEO), was $137,564; and the annual total compensation of the President and CEO was $9,833,511. The annual total compensation of the President and CEO is an aggregate of the current CEO as of December 1, 2020 (Rochow) and the former CEO (Poppe) for all pay elements except annual incentive. For non-equity incentive the amount was annualized for Rochow only as due to Poppe’s resignation she was not eligible for a non-equity incentive and we believe only including the non-equity compensation attributable to the portion of the year in which Rochow served as President and CEO would not be representative of total CEO compensation.
Based on this information the ratio of the annual total compensation of the President and CEO to the median of the annual total compensation of all CMS employees was 71.5 to 1.
SUMMARY COMPENSATION TABLE – CMS MEDIAN EMPLOYEE
	Base Pay	Bonus	Stock Awards	Non-Equity Incentive	Change in Pension Value and Nonqualified Deferred Compensation	All Other Comp	Total
Median Employee (1)	$120,684	4,000	—	$791	—	$12,088	$137,564
(1)	Median employee occupies an exempt mid-level information technology analyst position in Michigan that requires a bachelor’s degree.
CONSUMERS MEDIAN EMPLOYEE
For the fiscal year ended December 31, 2020, the median of the annual total compensation of all Consumers employees (other than Rochow, President and CEO), was $132,041; and the annual total compensation of the President and CEO was $9,833,511. The annual total compensation of the President and CEO is an aggregate of the current CEO as of December 1,2020 (Rochow) and the former CEO (Poppe) for all pay elements except annual incentive. For non-equity incentive the amount was annualized for Rochow only as due to Poppe’s resignation she was not eligible for a non-equity incentive and we believe only including the non-equity compensation attributable to the portion of the year in which Rochow served as President and CEO would not be representative of total CEO compensation.
Based on this information the ratio of the annual total compensation of the President and CEO to the median of the annual total compensation of all CMS employees was 74.5 to 1.
SUMMARY COMPENSATION TABLE – CONSUMERS MEDIAN EMPLOYEE
	Base Pay	Bonus	Stock Awards	Non-Equity Incentive	Change in Pension Value and Nonqualified Deferred Compensation	All Other Comp	Total
Median Employee (1)	$120,380 (2)	—	—	$938	—	$10,723	$132,041
(1)	Median employee occupies an exempt senior level environmental analyst position in Michigan that requires a bachelor’s degree.
(2)	Base salary contains premium pay and overtime pay of $2,276.
CMS ENERGY 2021 PROXY STATEMENT	25

In determining the median employee for each of CMS and Consumers, our calculation includes employees as of December 31, 2018, as follows:
CMS, including Consumers		Consumers
Full-time employees	7,957	Full-time employees	7,504
Seasonal or temporary employees (1)	698	Seasonal or temporary employees (1)	698
Part-time employees	65	Part-time employees	14
Total employees	8,720	Total employees	8,216
Average Tenure	12.5 years	Average Tenure	12.9 years
(1)
Seasonal or temporary employees include interns and Enhanced Infrastructure Replacement Program (“EIRP”) employees in the Gas Operations business segment at Consumers that were active employees as of December 31, 2018. The type of work EIRP employees perform is done during the construction season, and these employees are subject to annual lay-offs over the winter months.

All employees are U.S.-based with 96% of our employee population in Michigan. Total compensation for purposes of determining the median employee is illustrated below by pay element. We identified each of CMS’ and Consumers’ median employees using these compensation measures, which were consistently applied to all employees.
SEC executive compensation disclosure rules allow for the identification of the median employee every three years unless there has been a change in its employee population or employee compensation arrangements that the registrant reasonably believes would result in a significant change in the pay ratio disclosure. No significant change has occurred in 2020 from 2018 regarding the median employees and, accordingly, we are using the same median employee as identified with respect to the 2018 CEO Pay Ratio disclosure.
The pay elements that were included in the annual total compensation to identify the median employee were:
•	salary for all full time and part-time permanent employees, based on salary level in effect as of December 31, 2018 and hours worked during the year;
•	salary received in fiscal year 2018 for seasonal or temporary employees as of December 31, 2018;
•	annual incentive payment received for performance year 2018;
•	grant date value of stock awards granted in fiscal year 2018;
•	relocation, housing and/or auto allowance paid in fiscal year 2018; and
•	reimbursement for Corporation-paid executive physical during fiscal year 2018.
Once the annual total compensation was calculated for each employee using the above measures, the annual total compensation of all employees was ranked except for the President and CEO from lowest to highest, and the median employee was identified.
The median employee’s compensation for fiscal year 2020 was calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K as prescribed for inclusion in the 2020 Summary Compensation Table included in this Proxy Statement. With respect to the annual total compensation of the President and CEO, the amount reported in the “Total” column of our 2020 Summary Compensation Table included in this Proxy Statement was used.
CMS ENERGY 2021 PROXY STATEMENT	26

Directors’ Compensation
The following table contains non-employee Director compensation information for 2020.
2020 DIRECTORS’ COMPENSATION TABLE
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards (1) (2) ($) (c)	Other Compensation (3) ($) (d)	Total ($) (e)
Jon E. Barfield	125,000	150,000	—	275,000
Deborah H. Butler	115,000	150,000	—	265,000
Kurt L. Darrow	125,000	150,000	—	275,000
William D. Harvey	140,000	150,000	—	290,000
John G. Russell	285,000	150,000	1,000	436,000
Suzanne F. Shank	115,000	150,000	—	265,000
Myrna M. Soto	115,000	150,000	—	265,000
John G. Sznewajs	130,000	150,000	—	280,000
Ronald J. Tanski	110,000	150,000	—	260,000
Laura H. Wright	130,000	150,000	—	280,000
Former Director:
Stephen E. Ewing (4)	45,833	—	—	45,833
(1)
Amounts represent the aggregate grant date fair value of the annual equity awards to the non-employee directors. See Note 13, Stock-Based Compensation, to the Consolidated Financial Statements included in CMS’ and Consumers’ Annual Report on Form 10-K for the year ended December 31, 2020, for a discussion of the relevant assumptions used in calculating the aggregate grant date fair value pursuant to ASC 718.

(2)
The aggregate number of shares of unvested restricted stock outstanding as of December 31, 2020, for each non-employee director: Barfield, Harvey, Russell, Tanski and Wright were 2,681. Directors Butler, Darrow, Shank, Soto, Sznewajs and former Director Ewing have no shares of unvested restricted stock outstanding as of December 31, 2020. The aggregate number of shares of outstanding restricted stock units as of December 31, 2020, for each non-employee director: Butler was 18,906; Darrow and Sznewajs were 15,110; Shank was 5,581; and Soto was 8,599.

(3)
Amounts in this column represent matching gift contributions made by the Corporation to charitable organizations to which the Director made a contribution. The Corporation’s matching gift contribution program is available to all CMS and Consumers employees and Directors and only applies to gifts to Michigan institutions.

(4)	Ewing retired from the Board, effective May 1, 2020.
Narrative to 2020 Directors’ Compensation Table
Non-employee director compensation is benchmarked annually. Directors who are CMS or Consumers employees do not receive retainers or fees for service on the Board or as a member of any Committee. Non-employee directors receive an annual retainer fee and restricted stock award for service on the CMS and Consumers Boards and additional annual retainer fees for certain Committee positions. Directors are reimbursed for expenses incurred in attending Board or Committee meetings and other company business.
In 2020, directors who were not CMS or Consumers employees each received an annual cash retainer fee. The following table describes the annual cash retainer fee received for service in 2020, as well as other fees for Director services, which did not change as compared to 2019. There are no changes to these fees in 2021. Annual retainer fees are paid based on the number of months served on the Board in each respective capacity.
Year	Annual Cash Retainer	Chairman of the Board	Presiding Director	Chair of the Audit Committee	Other members of the Audit Committee	Chairs of the Compensation, Finance and Governance Committees
2020	$110,000	$175,000	$30,000	$20,000	$5,000	$15,000
In May 2020, non-employee directors, were awarded a number of shares of restricted stock with a fair market value at the time of award of $150,000, which did not increase from the 2019 annual stock retainer grant value. These shares of restricted stock are 100% tenure-based and vest 100% at the next annual meeting date. In 2021, the annual restricted stock award will have a fair market value at the time of the May 2021 award of approximately $150,000, equal to the 2020 award. These shares of restricted stock will be 100% tenure-based and vest at the next
CMS ENERGY 2021 PROXY STATEMENT	27

annual meeting date. Under our Performance Incentive Stock Plan in effect at the time of grant, non-employee directors may defer receipt of their annual equity awards until a deferral date selected by the director. If a deferral election is made by the director, the equity awards subject to the deferral election will be granted as restricted stock units rather than restricted stock awards. Directors Butler, Darrow, Shank, Soto, and Sznewajs elected to defer their 2020 equity grants.
Stock ownership guidelines have been adopted by the Board that align further the interests of the directors with our shareholders. Directors are required to hold CMS common stock equivalent in value to five times their annual cash retainer by the end of the fifth calendar year of becoming a director. In the event a director has not met the stock ownership guidelines in the prescribed time frame, in lieu of the director receiving his or her monthly cash retainer, the retainer will be used to purchase CMS common stock until such time as the guideline has been met. All directors currently comply with this stock ownership requirement or are currently expected to comply by the end of their fifth calendar year of becoming a director.
Pursuant to the Directors’ Deferred Compensation Plan (“DCP”), a director who is not an employee may, at any time prior to a calendar year in which cash retainer fees are to be earned, irrevocably elect to defer payment, through written notice, of all or a portion of any of the cash retainer fees that would otherwise be paid to the director. Deferred amounts will be distributed in a lump sum or in annual installments in cash, as specified in the director’s initial election. Fidelity Investments, an independent record keeper, administers the DCP. The participant decides how contributions are invested among a broad array of mutual funds selected by and provided by the record keeper. Funds equal to the amounts deferred are transferred to Fidelity Investments. Our payment obligations to the directors remain an unsecured contractual right to a payment. Directors Barfield, Butler, Darrow, Shank, Soto, and Sznewajs elected to defer receipt of their 2020 fees under the DCP.
CMS ENERGY 2021 PROXY STATEMENT	28

BENEFICIAL OWNERSHIP
The following table shows those persons known to us as of March 9, 2021 to be the beneficial owners of more than 5% of CMS or Consumers’ voting securities:
				Number of Shares Beneficially Owned with:
Name and Address of Beneficial Owner	Number of CMS Shares Beneficially Owned (1)	Number of Consumers Shares Beneficially Owned (2)	Percentage of Beneficial Ownership	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355 (Schedule 13G/A filed on February 10, 2021)	34,824,884	N/A	12.16	None	653,593	33,372,365	1,452,519
BlackRock, Inc. 55 East 52nd Street New York, NY 10055 (Schedule 13G/A filed on January 29, 2021)	25,722,393	N/A	9.0	22,301,239	None	25,722,393	None
JP Morgan Chase & Co. 383 Madison Ave. New York, NY 10179 (Schedule 13G/A filed on January 20, 2021)	21,430,945	N/A	7.4	20,052,322	60,784	21,205,489	219,160
State Street Corporation One Lincoln Street, Boston, MA 02111 (Schedule 13G filed on February 8, 2021)	15,647,338	N/A	5.46	None	14,222,795	None	15,614,909
CMS Energy Corporation One Energy Plaza Jackson, MI 49201	N/A	84,108,789	99.6	84,108,789	None	84,108,789	None
(1)
Based solely upon information contained in Schedules 13G and 13G/A filed by each beneficial owner with the SEC pursuant to Rule 13d-1(b) of the Exchange Act regarding their respective holdings of CMS common stock as of December 31, 2020.

(2)	CMS is the holder of all Consumers’ outstanding common stock consisting of 84,108,789 shares. Neither CMS nor any of its subsidiaries hold any shares of Consumers’ preferred stock.
Each of these Schedule 13G and 13G/A filings indicates that these shares were acquired in a fiduciary capacity in the ordinary course of business for investment purposes. To the knowledge of our management, no other person or entity currently owns beneficially more than 5% of any class of CMS or Consumers outstanding voting securities. The Schedules 13G and 13G/A filed by the holders identified above do not identify any shares with respect to which there is a right to acquire beneficial ownership. Except as otherwise noted, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.
CMS ENERGY 2021 PROXY STATEMENT	29

The following table shows the beneficial ownership of CMS common stock as of March 9, 2021 by the directors and named executive officers of both CMS and Consumers and by all directors and executive officers as a group:
Name	Number of Shares Beneficially Owned (1)
Jon E. Barfield	14,718
Deborah H. Butler	20,406
Kurt L. Darrow	25,464
William D. Harvey	38,795
John G. Russell	181,592
Suzanne F. Shank	6,621
Myrna M. Soto	21,581
John G. Sznewajs	18,428
Ronald J. Tanski	4,162
Laura H. Wright	30,508
Garrick J. Rochow	186,101
Rejji P. Hayes	134,510
Jean-Francois Brossoit	58,670
Catherine Hendrian	51,947
Brian F. Rich	78,667
All Directors and executive officers (2)(3)	1,045,446
(1)
Restricted stock awards are included in the number of shares shown above. Rochow, Hayes, Brossoit, Hendrian, and Rich as well as all other executive officers of CMS and Consumers as a group, held 120,197, 100,817, 45,721, 35,236, 46,642 and 115,235 shares of restricted stock, respectively. The number of shares shown above includes the shares that each person or group of persons named in the table has the right to acquire within 60 days of March 9, 2021, including restricted stock units, and no shares are pledged as security. Except for Barfield, whose spouse owns 500 shares of CMS common stock, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)
This group includes the directors of CMS and Consumers, and the executive officers of both CMS and Consumers. As of March 9, 2021, the directors and executive officers of CMS and Consumers collectively owned approximately 0.4% of the outstanding shares of CMS common stock. Each of the persons named in the table above individually owns less than 0.4% of the outstanding shares of CMS common stock.

(3)	None of the CMS and Consumers directors or executive officers own any class of Consumers’ voting securities.
CMS ENERGY 2021 PROXY STATEMENT	30

COMPENSATION DISCUSSION AND ANALYSIS
In this section, we describe and discuss our executive compensation program, including its objectives and elements, as well as determinations made by the Compensation Committee regarding the compensation of the CEO, CFO the three other most highly compensated executive officers of each of CMS and Consumers and our former CEO, who we collectively refer to as the “named executive officers” (“NEOs”). As of December 31, 2020, the NEOs for each of CMS and Consumers are Garrick J. Rochow (President and CEO), Patricia Poppe (former President and CEO), Rejji Hayes (Executive Vice President and CFO), Jean-Francois Brossoit (Senior Vice President, Transformation, Engineering and Operations Support), Catherine A. Hendrian (Senior Vice President, People and Culture), and Brian Rich (Senior Vice President, Customer Experience and Technology).
CEO Change
Effective December 1, 2020, Poppe voluntarily resigned from the Corporation from her position as President and CEO of CMS and Consumers. As a result, Poppe forfeited any outstanding long-term incentive awards, her annual incentive award and any unvested supplemental retirement awards. Rochow was elected President and CEO of CMS and Consumers, effective December 1, 2020.
Executive Summary
2020 Performance Highlights
In 2020, we continued to deliver strong financial performance marking 18 years of meeting or exceeding our adjusted earnings guidance. We believe that our highlights reflect on a successful year of world class performance delivering hometown service with achievements in our triple bottom line of people, planet and profit.
PEOPLE – serving our customers, communities and co-workers.
•	Customers Focus:
○	Achieved top quartile performance in the Forrester® customer experience index
○	Best customer on-time delivery and gas leak backlog performance over the last decade
•	Communities:
○	Committed $12 million to help Michigan residents and small businesses affected by the COVID-19 pandemic
○	Provided grant to Youth Opportunities Unlimited for expanding career readiness training and access to education and jobs for teens and young adults across Southwest Michigan
○	Donated $100,000 in grants to support the Black Lives Matter movement to help fight racism, shape systemic change and create opportunities in Michigan
•	Co-workers:
○	Achieved first quartile employee engagement
○	Implemented our Diversity, Equity and Inclusion strategy and appointed a Chief Diversity Officer
CMS ENERGY 2021 PROXY STATEMENT	31

PLANET – going above and beyond environmental legislation to leave our planet better than we found it.
•	Clean Energy:
○	Announced goal to achieve net zero carbon emission from Consumers electric business by 2040,
○	Invested more than $700 million in gas, electric and renewable infrastructure to support our clean energy transition, and
○	Achieved 500 MW of demand response commitments.
•	Energy Efficiency: Delivered 1.8% of sales in Energy Efficiency savings
PROFIT – delivering consistent industry leading financial performance.
•	Earnings per share growth: Adjusted EPS* growth of 7% exceeded annual incentive target of 6%.
•	Operating Cash Flow: CMS Adjusted Operating Cash Flow* (“OCF”) of $1,945 million exceeded the annual incentive target by $195 million.
•	Dividends: 2020 Common stock dividend increased by 6.5% to $1.63 per share on an annualized basis – the 14th common stock dividend increase in as many years.
•	Total Shareholder Return: CMS Total Shareholder Return (“TSR”) marked the tenth year with performance at or above the median of our Performance Peer Group, as described below.
*A reconciliation of all non-GAAP measures found in this Proxy Statement is in Appendix A.

CMS vs. Peers Total Shareholder Return

390.0%
340.0%
290.0%
240.0%
190.0%
140.0%
90.0%
40.0%
-10.0%
-0.3%
-8.0%
40%
15%
95%
60%
358%
166%
1-Year
3-Year
5-Year
10-Year
CMS
Performance Peer Group (1) Median

(1)	The companies included in the Performance Peer Group are detailed in the Objectives of Our Executive Compensation Program section of this Compensation Discussion and Analysis.
Based on these achievements, our 2020 Annual Incentive Plan paid out at 153% of target and our long-term incentive (“LTI”) program (performance period ended December 31, 2020) paid out at 168.2% of target for the TSR performance-based portion. The LTI performance-based payout was based on awards granted in 2018, with the payout of such awards determined based on CMS’ relative TSR and LTI EPS performance from January 1, 2018 to December 31, 2020 (see The Elements of Our Executive Compensation Program, Equity Compensation, Plan Performance Factor below). The final results of the LTI EPS performance will be known at the end of the performance period (March 19, 2021).
CMS ENERGY 2021 PROXY STATEMENT	32

Best Practices
We annually review all elements of the Corporation’s executive compensation program and, in addition to designing a program to comply with required rules, we adopt current best practices where deemed appropriate for our business and shareholders. As a result,
We Have …
•	Clawbacks in place for annual incentive and LTI awards;
•	Majority of pay is variable
•	Majority of variable pay is in LTI awards
•	All LTI is denominated and settled in equity
•	LTI payouts are capped at target if absolute performance is not positive
•	A balance of metrics is used in annual incentives and LTI
•	Stock ownership guidelines for NEOs and directors, which exclude unvested performance-based restricted stock awards when determining compliance;
•	Change-in-control agreements that require a double-trigger for the accelerated vesting of equity awards;
•	A policy that prohibits hedging and pledging of the Corporation’s securities by employees and directors;
•	Annual reviews of our compensation and performance peer groups; and
•	Regular briefings from the Compensation Committee’s independent compensation consultant regarding key trends and legislative and regulatory updates.
We Don’t Have …
•	Excessive perquisites. No planes, cars, clubs, or financial planning. The principal perquisite provided to our executives in 2020 was an annual physical examination for each NEO;
•
Dividends paid on unvested performance-based restricted stock awards. In lieu of dividends, recipients receive additional shares of restricted stock that are contingent on the same performance measures applicable to the underlying restricted stock;

•
Employment agreements. Our executive agreements are limited to separation and change-in-control agreements. Base salary and annual incentive separation amounts do not exceed three times the NEO’s base salary and annual incentive amount, with an average of two times; and

•	Tax gross-ups. None of our separation or change-in-control agreements contain tax gross-ups.
Objectives of Our Executive Compensation Program
The Compensation Committee is responsible for approving the compensation program for the NEOs. The Compensation Committee acts pursuant to its Charter that is annually reviewed by the Board and is available on our website.
The NEO compensation program is organized around four principles:
•	Align With Increasing Shareholder and Customer Value;
•	Enable Us to Compete for and Secure Top Executive Talent;
•	Reward Measurable Results; and
•	Be Fair and Competitive.
CMS ENERGY 2021 PROXY STATEMENT	33

Align With Increasing Shareholder and Customer Value
We believe that a substantial portion of total compensation should be delivered in the form of at-risk equity in order to further align the interests of the NEOs with the interests of our shareholders and customers. Equity compensation granted in 2020 to our NEOs was provided through the Performance Incentive Stock Plan (“2014 Stock Plan”); effective June 1, 2020, the 2014 Stock Plan was replaced with the shareholder approved 2020 Performance Incentive Stock Plan (“2020 Stock Plan”) (collectively, “Stock Plan”). In 2020, awards were subject to the achievement of three-year relative TSR performance and relative LTI EPS growth goals, each weighted equally, over a three-year performance period from January 1, 2020 to December 31, 2022.
Assuming target performance, the following charts are an illustration of the pay mix for the current CEO and the average pay mix for the other NEOs as of December 31, 2020.

1
Pay Mix is based on 2020 realized target level compensation. Rochow was not elected to CEO until December 1, 2020; therefore, the LTI award was from his position as Executive Vice President. Base salary and target incentive only reflect one month of CEO level compensation and the remainder as Executive Vice President.

Program Design
We have designed our executive compensation elements to be balanced and simple, placing emphasis on consistent, sustainable and superior absolute and relative performance. The following elements deliver our executive total direct compensation: base salary; annual incentive; and LTI.
CMS ENERGY 2021 PROXY STATEMENT	34

BASE SALARY. Base salary is targeted to approximate the median of a peer group made up of companies of similar business profile and size, and to reflect individual performance and internal considerations.
ANNUAL INCENTIVE. Annual incentive awards are based on the achievement of Annual Incentive EPS (70% of annual incentive) and Annual Incentive OCF (30% of annual incentive) goals. For more information, see The Elements of Our Executive Compensation Program, Cash Compensation, Plan Performance Factor below.
The 2020 Annual Incentive EPS target of $2.64, represented 6% growth over our 2019 actual adjusted EPS of $2.49. We have delivered adjusted EPS growth every year for more than 10 years.
The Annual Incentive OCF target for 2020 was $1,750 million and was largely based on the Board-approved budget for the year.
We pay an annual incentive only if the Annual Incentive EPS or Annual Incentive OCF meet or exceed the threshold levels approved by the Compensation Committee in January of each year. Annual Incentive EPS and Annual Incentive OCF are used to determine the annual incentive payout because the Compensation Committee believes that these two metrics are the building blocks for growing the value of the Corporation and are good indicators of how well we are executing our customer focused strategy. We place more weight on Annual Incentive EPS to reflect the Corporation’s and shareholders’ focus on EPS growth and to align our performance objectives and allocation with our Peer Group and our utility-focused strategy. The payout may be increased or reduced by 10% based on the results of the operating metrics under the Consumers’ Annual Employee Incentive Compensation Plan (“Consumers Incentive Plan”). We believe that this alignment with operational performance and the broader employee population is an important aspect of our program design.
LONG TERM INCENTIVE. The LTI program consists of performance-based restricted stock (75% of total LTI) and tenure-based restricted stock (25% of total target LTI).
The 2020 performance-based portion is eligible to vest after three years dependent upon our TSR performance and LTI EPS growth (each weighted equally) relative to the Performance Peer Group. The 2020 LTI program is distinct from the annual incentive program in that it focuses on relative multi-year performance rather than absolute one-year performance. The tenure-based portion vests on the third anniversary of the award date.
Our 2020 LTI program is based on relative TSR performance and relative LTI EPS growth because the Compensation Committee believes that these measures offer a head-to-head comparison of how well our management team performed compared to other management teams in our industry and further motivate management to increase shareholder and customer value through stock price and earnings growth.
We tie a portion of equity compensation to continued employment. The tenure-based restricted stock helps build executive share ownership and alignment with shareholders while serving as an additional retention mechanism that is not subject to the year-to-year fluctuations of any performance measurement, although the value is subject to the performance of our stock price.
In 2020, the performance-based restricted stock awards granted in 2018 completed the three-year performance period, with the post-performance period tenure-based vesting satisfied in early 2021. The 2018 performance-based restricted stock awards vested based upon the relative TSR and LTI EPS growth performance during the performance period (January 1, 2018 to December 31, 2020). Our TSR for the three-year performance period (January 1, 2018 to December 31, 2020) was 32% while the median TSR for our Performance Peer Group was 14%, placing CMS, by comparison, in the 77th percentile. Our LTI EPS Growth for the three-year performance period (January 1, 2018 to December 31, 2020) relative to the Performance Peer Group is not expected to be known until after March 19, 2021.
CMS ENERGY 2021 PROXY STATEMENT	35

Enable Us to Compete for and Secure Top Executive Talent
Shareholders and customers are best served when we can attract, retain and motivate talented executives. We create a compensation package for NEOs that delivers total compensation generally targeted to approximate the 50th percentile of the market. The Compensation Peer Group consists of energy companies comparable in business focus and size to CMS with which we might compete for executive talent. The Committee also reviews size-adjusted public utility sector and general industry data, where comparable positions are identifiable.
Annually, the Compensation Committee engages a consultant to provide advice and information regarding compensation practices of the Compensation Peer Group as well as additional information from published surveys of compensation in the public utility sector and general industry.
During the Compensation Committee’s review of the CEO’s and other officers’ compensation levels, the Compensation Committee considered the advice and information received from Pay Governance LLC (“Pay Governance”), the Compensation Committee’s independent compensation consultant; however, the Compensation Committee was ultimately responsible for determining the form and amount of executive compensation. During the time that Pay Governance has been engaged as the compensation consultant, Pay Governance has not performed any services on behalf of management or otherwise been considered to have a conflict of interest regarding CMS or Consumers. The Compensation Committee must direct and approve any work Pay Governance may undertake on behalf of management.
Reward Measurable Results
Base salary is reviewed annually and may be adjusted based on a variety of factors including each NEO’s overall performance (both individual and functional) and tenure. The CEO recommends annual base salary adjustments and annual restricted stock awards for all officers, other than the CEO. When making adjustments, the Compensation Committee considers the CEO’s recommendations, along with Compensation Peer Group data, internal equity, tenure, and other market data from surveys provided by the independent compensation consultant. CEO base salary is determined solely by the Compensation Committee based on, among other factors, Compensation Peer Group data, other market data and overall Corporation and CEO performance.
Annual incentives, the other form of cash compensation, provide for award opportunities to each NEO under the Annual Incentive Plan. The Annual Incentive Plan pays incentives on the basis of performance during a one-year performance period. Performance objectives under the Annual Incentive Plan are finalized at the start of each year through an iterative process. Management, including executive officers, develops preliminary recommendations for the Compensation Committee’s review and approval. For 2020, the Annual Incentive Plan targeted awards varied from 65% to 120% of each NEO’s base salary, but payout could range from zero to 200% of target level depending on performance against specific corporate performance goals.
For 2020, 75% of the equity compensation granted to the NEOs was performance-based, designed to reward measurable results. Vesting of such awards is subject to the achievement of relative TSR performance and relative LTI EPS growth goals, weighted equally, over a three-year performance period of January 1, 2020 to December 31, 2022.
The table below illustrates the manner in which: (a) the overall mix of total direct compensation was allocated between variable at-risk and fixed elements for each NEO; (b) variable at-risk compensation was allocated between annual and long-term incentives; and (c) total direct compensation was allocated between cash and equity. Variable at-risk pay is generated from shareholder funds and is not included in the rates of Consumers’ electric and gas customers.
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2020 TOTAL DIRECT COMPENSATION MIX TABLE (1)
CEO
	Percent of Total Direct Compensation That is:		Percent of Variable at-risk Total Direct Compensation That is:		Percent of Total Direct Compensation That is:
	Variable at-risk (2)	Fixed (3)	Annual (4)	Long-Term (5)	Cash-Based (6)	Equity-Based (7)
Garrick J. Rochow (8)	70%	30%	32%	68%	52%	48%
Patricia K. Poppe (9)	85%	15%	21%	79%	32%	68%
All Other NEOs
	Percent of Total Direct Compensation That is:		Percent of Variable at-risk Total Direct Compensation That is:		Percent of Total Direct Compensation That is:
	Variable at-risk (2)	Fixed (3)	Annual (4)	Long-Term (5)	Cash-Based (6)	Equity-Based (7)
Rejji P. Hayes	75%	25%	27%	73%	45%	55%
Jean-Francois Brossoit	70%	30%	28%	72%	49%	51%
Catherine A. Hendrian	67%	33%	29%	71%	53%	47%
Brian F. Rich	70%	30%	27%	73%	49%	51%
(1)
For purposes of this table, (i) total direct compensation includes the sum of actual base salary, Annual Incentive Plan target amount and the market value determined on the date of grant (assuming performance-based restricted stock at target and excluding dividend equivalents) of the Stock Plan equity awards and (ii) Annual Incentive Plan and Stock Plan equity award values are each shown at target.

(2)	Amounts in this column represent Annual Incentive Plan plus Stock Plan equity award value (performance and tenure) divided by total direct compensation.
(3)	Amounts in this column represent base salary divided by total direct compensation.
(4)	Amounts in this column represent Annual Incentive Plan divided by Annual Incentive Plan plus Stock Plan equity award value.
(5)	Amounts in this column represent Stock Plan equity award value divided by Annual Incentive Plan plus Stock Plan equity award value.
(6)	Amounts in this column represent base salary plus Annual Incentive Plan divided by total direct compensation.
(7)	Amounts in this column represent Stock Plan equity award value divided by total direct compensation.
(8)	Pay mix reflects compensation as an Executive Vice President until his election to President and CEO, effective December 1, 2020.
(9)
The former President and CEO, Poppe, resigned effective December 1, 2020, therefore the annual incentive award and long-term incentive award was forfeited. Pay mix reflects compensation until her resignation.

Be Fair and Competitive
We strive to create a compensation program that is fair and competitive, both internally and externally. This is accomplished by evaluating each NEO’s individual performance and by comparing the NEOs’ compensation to:
•	officers of the Compensation Peer Group (as well as other market data as described above), as a means to measure external fairness; and
•	other senior employees of CMS, as a means to assess internal fairness.
USE OF TALLY SHEETS. At least annually, the Compensation Committee reviews tally sheets for each of the NEOs. These tally sheets reflect all components of compensation, including base salary, annual incentives and LTI compensation, retirement benefits, deferred compensation benefits, death benefits, and benefits or payments that would be payable in connection with a termination of employment or change-in-control. Tally sheets are provided to the Compensation Committee to show how various compensation and benefit amounts are interrelated and how a change in one component of compensation impacts other components and to enable the Compensation Committee to quantify amounts payable upon various termination scenarios.
The overall purpose of these tally sheets is to consolidate all of the elements of actual and potential future compensation of the NEOs, as well as information about wealth accumulation. Using tally sheets, an analysis can be made of both the individual elements of compensation (including the compensation mix) and the aggregate total amount of actual and projected compensation. Tally sheet information is used in various aspects of the analysis and compensation decision-making process including consideration of our management team’s internal pay equity.
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Advisory Vote
The CMS advisory vote to approve executive compensation, as described in the 2020 CMS Proxy Statement, resulted in a high level of shareholder support with approximately 96% of votes cast in favor of the proposal. We continued to employ the same performance-oriented program design during 2020.
The remainder of this Compensation Discussion and Analysis offers a detailed explanation of the NEO compensation program.
Competitive Data
The Compensation Peer Group data, where available by position, serve as the primary reference point for pay comparisons of utility-specific roles. Broader survey data and published proxy data are also provided by the compensation consultant as a point of reference for utility specific roles and comparisons of general industry roles (primarily for staff positions). Where available by position, Pay Governance gathers compensation data from Willis Towers Watson’s Energy Services Executive Database (which includes approximately 50 investor-owned utilities) and Willis Towers Watson’s General Industry Executive Database (which includes more than 500 participating companies), which it size-adjusts based on CMS’ revenues to provide additional market context to the Compensation Peer Group. In selecting members of the Compensation Peer Group, financial and operational characteristics are considered by the Compensation Committee. The criteria for selection of the Compensation Peer Group included comparable revenue (ranging from approximately 33% to 210% of CMS), relevant industry characteristics, business mix (revenue mix between regulated and non-regulated operations) and availability of compensation and financial performance data.
The 2020 Compensation Peer Group is composed of the companies set forth below. The 2020 Compensation Peer Group is unchanged from the Compensation Peer Group used to evaluate 2019 compensation decisions with the exception of the removal of SCANA Corporation due to the company being acquired by Dominion Resources, Inc.
Alliant Energy Corporation	Edison International	Pinnacle West Capital Corporation
Ameren Corporation	Entergy Corporation	PPL Corporation
Atmos Energy Corporation	Eversource Energy	Public Service Enterprise Group Incorporated
CenterPoint Energy, Inc.	Hawaiian Electric Industries, Inc.	Sempra Energy
Consolidated Edison, Inc.	NiSource Inc.	WEC Energy Group, Inc.
DTE Energy Company	OGE Energy Corp.	Xcel Energy Inc.
The Compensation Committee recognizes that there is a difference between the companies against which we compete for executive talent (“Compensation Peer Group”) and the companies against which we compete for capital (“Performance Peer Group”) and, therefore, uses different peer groups for these two different purposes. For this reason, the Compensation Committee approved the use of the Compensation Peer Group shown above, for evaluating 2020 NEO compensation decisions and a larger peer group, the Performance Peer Group shown below, as a reference for relative performance. The Performance Peer Group is used to measure relative TSR performance and EPS growth. The Compensation Committee’s rationale for using two peer groups is to provide appropriate comparative companies relative to the different attributes being evaluated for compensation and relative performance purposes. In addition, the larger Performance Peer Group considered by the Compensation Committee was intended to provide for better gradation of resulting performance position than the Compensation Peer Group could have, given its size.
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For awards made in 2020, the Performance Peer Group was composed of the publicly traded utilities included in the S&P 500 and S&P Midcap 400 indexes. If a Performance Peer Group company is no longer trading as of the LTI vesting date, it is excluded from the LTI performance calculation. As of the 2020 LTI grant dates, the Performance Peer Group consisted of the following companies:
ALLETE, Inc.	Entergy Corporation	OGE Energy Corp.
Alliant Energy Corporation	Evergy, Inc.	ONE Gas, Inc.
Ameren Corporation	Eversource Energy	Pinnacle West Capital Corporation
American Electric Power Company, Inc.	Exelon Corporation	PNM Resources, Inc.
American Water Works Company, Inc.	FirstEnergy Corp.	PPL Corporation
Aqua America, Inc.	Hawaiian Electric Industries, Inc.	Public Service Enterprise Group Incorporated
Atmos Energy Corporation	IdaCorp, Inc.	Sempra Energy
Black Hills Corporation	MDU Resources Group, Inc.	Southwest Gas Corporation
CenterPoint Energy, Inc.	National Fuel Gas Company	The Southern Company
Consolidated Edison, Inc.	New Jersey Resources Corp.	The AES Corporation
Dominion Resources, Inc.	NextEra Energy, Inc.	UGI Corporation
DTE Energy Company	NiSource Inc.	WEC Energy Group, Inc.
Duke Energy Corporation	Northwestern Corporation	Xcel Energy Inc.
Edison International	NRG Energy, Inc.
The Elements of Our Executive Compensation Program
This section describes the various elements of our compensation program for NEOs, together with a discussion of various matters relating to those items, including why we chose to include the items in the compensation program.
Cash Compensation
Cash compensation is paid in the form of base salary and annual incentive. Our 2020 compensation program for NEOs was designed so that the percentage of target cash compensation for the NEOs is comparable to the median of the Compensation Peer Group. That strategy resulted in cash-based compensation (as a percentage of target total direct compensation) representing approximately 52% for the CEO and 45% to 53% for the other NEOs. The components making up the cash portion of total direct compensation are described in more detail below.
BASE SALARY. Base salary is included in the NEO’s annual compensation package because we believe it is appropriate that some portion of NEO compensation be provided in a form that is fixed and liquid. Base salary is also universally offered by the Compensation Peer Group. Each January, the Compensation Committee determines the base salary for each then-serving NEO. In addition, base salaries may be adjusted during the year to reflect changes in job responsibilities or promotions. In the case of new hires, base salaries are determined based on market data and internal equity. Changes in base salary year-over-year are dependent on comparison to market data, past performance and expected future contributions of each individual. The annual increases in base salaries for NEOs in 2020 were as follows:
	2019 Base Salary (1)	2020 Base Salary (1)	Percentage Increase (2)
Garrick J. Rochow (3)	$540,000	$1,050,000	94.4%
Patricia K. Poppe	$1,250,000	$1,290,000	3.2%
Rejji P. Hayes	$620,000	$640,000	3.2%
Jean-Francois Brossoit	$455,000	$470,000	3.3%
Catherine A. Hendrian (4)	$400,000	$440,000	10.0%
Brian F. Rich	$470,000	$480,000	2.1%
(1)	Represents annual base salary level, as in effect on December 31st of each year.
(2)	No salary reductions were taken in 2020 in response to the COVID 19 pandemic.
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(3)
Rochow’s base salary was increased to $600,000 in connection with his promotion to Executive Vice President effective January 1, 2020, and further increased to $1,050,000 in connection with his election to President and CEO, effective December 1, 2020. The increases were determined based on a review of the Compensation Peer Group as well as the compensation paid to the former President and CEO.

(4)	Increase in pay was made in order to better align compensation with the Compensation Peer Group and reward for performance.
ANNUAL INCENTIVE. We use performance-based cash incentives as an element of compensation because they enable us to provide an incentive to the NEOs to accomplish specific performance priorities for CMS and provide additional cash compensation only if performance goals approved by the Compensation Committee are achieved. Generally, the threshold, target and maximum performance goals are set so that the difficulty in achieving a payout is consistent from year to year. For 2020, the Annual Incentive Plan was based on our success in meeting established earnings per share and operating cash flow goals described further below. The performance goals are set at levels reflecting our budgeted performance and targeted growth and are based on historical and forecasted financial performance, and analysis of peer performance goal guidelines. No adjustments were made in response to the COVID 19 pandemic.
The Annual Incentive Plan allows the Compensation Committee to exercise “negative discretion” to reduce or eliminate payouts and to increase payouts, when warranted, up to 20%.
Incentive payout ranges under the Annual Incentive Plan were approved in January 2020 by the Compensation Committee. In determining the payout ranges of incentives, the following factors were considered:
•	the threshold, target and maximum incentive levels and incentives paid in recent years;
•	the relative importance, in any given year, of each performance goal established pursuant to the Annual Incentive Plan; and
•	the advice of the compensation consultant as to compensation practices at other companies in the Compensation Peer Group and within the utility industry.
Payments under the Annual Incentive Plan can range, on the basis of performance, from 15% (threshold) to 200% (maximum) of the target incentive or may not occur if threshold criteria are not satisfied. Subject to the Compensation Committee’s use of negative discretion, for 2020 a minimum payout would be earned if either a threshold Annual Incentive EPS performance goal of $0.10 below target or a threshold Annual Incentive OCF performance goal of $100 million less than target were achieved and there would be a maximum payout if Annual Incentive EPS performance of $0.16 more than target is achieved and Annual Incentive OCF performance of $200 million more than target is achieved.
ANNUAL AWARD FORMULA. Annual awards for each eligible officer are based upon a target award percentage of the officer’s base salary for the performance year and are calculated and made as follows:
Individual Award = Base Salary X Target Award Percentage X Plan Performance Factor X Consumers Incentive Plan modifier.
The Target Award Percentages for officers are determined annually by the Compensation Committee as discussed above. Target Award Percentages of base salary for NEOs in 2020 were as follows:
Garrick J. Rochow (1)	Executive Vice President 70% President & CEO 115%
Patricia K. Poppe (2)	120%
Rejji P. Hayes (3)	80%
Jean-Francois Brossoit	65%
Catherine A. Hendrian	60%
Brian R. Rich	65%
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(1)
Increase in annual incentive target was made due to the election to President and CEO, effective December 1, 2020. Prior to the election, the target award percentage was 70% of base salary. The increase in annual incentive target was determined based on a review of the Compensation Peer Group as well as the compensation paid to the former President and CEO, and will be prorated with his percentage as an Executive Vice President and actual base salary.

(2)	Poppe is not eligible for an annual incentive award for 2020 plan year performance due to her resignation, effective December 1, 2020.
(3)	Increase in annual incentive target was made in order to better align compensation with the Compensation Peer Group
PLAN PERFORMANCE FACTOR. We refer to Annual Incentive EPS and Annual Incentive OCF performance under the Annual Incentive Plan as the “Plan Performance Factor.”
For 2020, Annual Incentive EPS performance constituted 70% of the Plan Performance Factor and Annual Incentive OCF performance constituted the remaining 30% of the Plan Performance Factor. The Compensation Committee believes that the allocation between earnings per share and operating cash flow performance aligns our performance objectives with the Compensation Peer Group and our utility-focused strategy. The Annual Incentive OCF and Annual Incentive EPS are deemed by the Compensation Committee to be key measures of CMS’ financial performance and are used to measure and assess performance.
The annual award would be reduced by 10% if no award were earned under the operational metrics of the Consumers Incentive Plan and the award would be increased by 10% (but in no event shall the award exceed the maximum of the target annual incentive) if the maximum payout were achieved under the operational metrics of the Consumers Incentive Plan (potential adjustment referred to as “Consumers Incentive Plan modifier”). This potential adjustment is designed to provide a linkage of executive compensation with our performance goals related to safety, reliability and customer value. No such adjustments to the 2020 Annual Incentive Plan were made as the Consumers Incentive Plan achieved seven of the nine operational goals, which did not result in any adjustment in the payout. See the table below for a listing of the operational goals.
OPERATING GOALS	PERFORMANCE MEASURE
Customer Experience Index (CXi)	•	Forrester Index
Generation Customer Value	•	Fleet availability at least cost option and within target limits
Employee Safety	•	Incidents or Recordable Incident Rating (must have no fatalities for goal achievement)
Eliminate Vintage Services	•	Service Lines Replaced
Distribution Reliability	•	Customer Outage Minutes measured by System Average Interruption Duration Index
Employee Empowerment Index	•	Maintain top quartile employee engagement
Trash to Landfill	•	Reduce permanent trash sent to landfill
Demand Response	•	Acquire demand response resources
Gas Flow Deliverability	•	Unit availability under gas control plan
Under the Annual Incentive Plan, CMS Adjusted OCF (“Annual Incentive OCF”) is determined in accordance with Generally Accepted Accounting Principles (“GAAP”), with adjustments to exclude the following:
•	changes in power supply cost recovery from budget (disallowances excluded);
•	changes in pension contribution from those used in the budget;
•	gas-price changes (favorable or unfavorable) related to gas cost recovery in January and February of the following performance year;
•	change in federal tax policy;
•	cash impacts of legal settlement costs or gains for legacy business items; and
•	changes in accounting principles resulting from new or revised accounting standards not included in the budget.
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Under the Annual Incentive Plan, CMS Adjusted (non-GAAP) Earnings Per Share (“Annual Incentive EPS”) is determined in accordance with GAAP, adjusted to exclude the following, if applicable:
•	gains or losses on asset sales which have been excluded from adjusted EPS or are greater than 2% of adjusted EPS;
•	changes in accounting principles resulting from new or revised accounting standards not included in the budget;
•	large restructuring and severance expenses greater than $5 million or equal to $0.01 of EPS;
•	legal and settlement costs or gains related to previously sold assets;
•	regulatory recovery for prior year changes;
•	change in federal tax policy; and
•	unrealized gains or losses, recognized in net income, from mark-to-market adjustments related to CMS Enterprises’ interest expense.
These adjustments relate to unusual, nonrecurring or one-time events affecting CMS or its financial statements.
PLAN PERFORMANCE RESULTS
The following is the payout table for the Annual Incentive Plan for 2020.
	Payout Range	Target	Actual (GAAP) Results	Annual Incentive Results	Payout Achievement (%)
Annual Incentive EPS	$2.54 - $2.80	$2.64	$2.64	$2.67	134%
Annual Incentive OCF ($ in Millions)	$1,600 - $1,950	$1,750	$1,276	$1,945	198%
Total Payout (weighted)	—	—	—	—	153%
2020 Annual Incentive EPS was $2.67 which exceeded the target of $2.64, resulting in achievement of a 134% payout for this metric. Annual Incentive OCF was $1,945 million, which exceeded the target of $1,750 million, resulting in achievement of a 198% payout for this metric.
Equity Compensation
We have generally followed a practice of making all equity awards to our officers on a single date each year. We do not have any program, plan or practice to time annual equity awards to our executives in coordination with the release of material non-public information. In 2020, annual equity awards were made to the NEOs in January and are planned to be made in January on an on-going basis. This enables the Compensation Committee to review total compensation holistically at one time and adjust the levels of various compensation elements and compensation mix as necessary for each individual.
STOCK PLAN. As previously indicated, we provide a substantial portion of NEO compensation in the form of equity awards because we believe that such awards serve to align the interests of NEOs with our shareholders and customers. Equity awards to the NEOs are made pursuant to our Stock Plan. The Stock Plan permits awards in the form of stock options, incentive options, stock appreciation rights, restricted stock, restricted stock units, phantom shares and performance units. The minimum vesting period under the Stock Plan is 36 months for restricted stock, stock options, and stock appreciation rights, subject to earlier vesting for a qualifying termination of employment. No dividends are paid on unvested performance-based stock awards. In lieu of dividends, recipients receive additional shares of restricted stock that vest based on the same performance measures applicable to the underlying restricted stock.
AWARD OF PERFORMANCE-BASED RESTRICTED STOCK. At the present time, we believe that performance-based restricted stock (also known as performance shares) is an effective form of
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equity compensation because of the alignment it is intended to create with shareholders. After the vesting, there is no holding period requirement as long as specific stock ownership guidelines have been met by the NEO, see Corporate Governance as it Relates to Executive Compensation, Stock Ownership Guidelines, below. The Stock Plan also contains a clawback provision, see Corporate Governance as it Relates to Executive Compensation, Clawback Provisions, below.
Three-quarters of the restricted stock awards are performance-based and one-quarter is tenure-based in order to link a significant portion of each NEO’s compensation to the long-term performance of the Corporation. The performance criteria for the performance-based restricted stock awards is a comparison of relative TSR performance and EPS growth to the same criteria of the Performance Peer Group, each weighted equally, utilizing the following relative pay to performance schedule:
Achievement Level	Peer Group	Award Level
Minimum	30th Percentile	50%
Target	Median	100%
70th Percentile	70th Percentile	150%
Maximum	90th Percentile	200%
The 20-day stock price averages preceding and including the award date and preceding and including the three-year anniversary of the award date are used to determine the relative TSR performance. The EPS growth is determined over the three-year performance period beginning with the start of the fiscal year of the grant and ending at the close of the third fiscal year. The 2020 tenure-based awards vest if the NEO remains employed by the Corporation on the three-year anniversary of the date of the award, subject to prorated vesting upon an earlier retirement or termination due to disability.
PLAN PERFORMANCE FACTOR. Under the LTI, CMS Adjusted (non-GAAP) Earnings Per Share (“LTI EPS”) is determined in accordance with GAAP, adjusted to exclude the following, if applicable:
•	gains or losses on asset sales which have been excluded from adjusted EPS or are greater than 2% of adjusted EPS;
•	large restructuring and severance expenses greater than $5 million;
•	legal and settlement costs or gains related to previously sold assets;
•	regulatory recovery for prior year changes; and
•	unrealized gains or losses, recognized in net income, from mark-to-market adjustments related to CMS Enterprises’ interest expense.
CAP ON PAYOUT. If absolute TSR performance or LTI EPS growth is negative for the three-year performance period, the total payout for the three-year performance period cannot exceed 100% of the target award based on relative TSR performance or LTI EPS growth as compared to the Performance Peer Group.
RELATIVE TO PERFORMANCE RESULTS. In 2020, the performance-based restricted stock awards granted in 2017 completed the three-year performance period (January 2017 to December 2019) and service requirements. The 2017 performance-based restricted stock awards vested based upon our relative TSR and LTI EPS growth performance. Our TSR for the three-year performance period was 61% while the median TSR for our Performance Peer Group was 44%, placing CMS, by comparison, at the 72nd percentile. Our LTI EPS Growth for the three-year performance period was 23% while the median EPS growth for our Performance Peer Group was 19%, placing CMS, by comparison, at the 66th percentile. This resulted in the 2017 performance-based restricted stock award vesting at 136% of target (TSR=155.1% and LTI EPS Growth=140.1%).
In 2021, the performance-based restricted stock awards granted in 2018 completed the three-year performance period (January 2018 to December 2020) and service requirements. The
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2018 performance-based restricted stock awards vested based upon our relative TSR and EPS growth performance. Our TSR for the three-year performance period was 32% while the median TSR for our Performance Peer Group was 14%, placing CMS, by comparison, in the 77th percentile, resulting in a vesting level of 168.2% of target. Our EPS Growth for the three-year performance period was 23%. Our EPS Growth for the three-year performance period (January 1, 2018 to December 31, 2020) relative to the Performance Peer Group is not expected to be known until after March 19, 2021.
In determining the amount of equity compensation that is provided to each NEO in a given year, we consider factors such as retention and incentive practices, the relative percentages of cash and equity paid by the Compensation Peer Group and other market data. Based on these factors, the CEO recommends to the Compensation Committee restricted stock awards for the NEOs, other than the CEO. The Compensation Committee reviews and approves or modifies the equity grants to the other NEOs. CEO restricted stock awards are determined based principally on overall CEO performance and Compensation Peer Group data.
Adjustments in 2020 equity target awards as compared to 2019 were intended to better align equity awards with the market.
OPTION GRANTING PRACTICES. There have been no stock option grants since August 2003 and there are no outstanding options. The Compensation Committee periodically considers the use of stock options as part of the current compensation package for officers but has determined not to include stock options for LTI at this time. If a stock option were to be granted, the Stock Plan prohibits:
•	re-pricing of stock options by reducing the exercise price;
•	buy-backs; and
•	cancellation of previously granted stock options and subsequent re-grant at a lower exercise price than the canceled stock option.
Perquisites
As part of our competitive compensation plan, the NEOs are eligible for limited perquisites provided by or paid for by us, which include an annual executive physical examination, security and technology services, and relocation expenses. Perquisites provided to the NEOs are reviewed on a regular basis. In 2020, we paid no relocation expenses to NEOs.
Physical Examination
The annual physical examinations for all NEOs are at a facility of our choosing and at our expense. The Compensation Committee believes that it is an effective method of protecting the NEOs and us from preventable health-related disruptions. In 2020, executive physical examinations were optional as a result of limited access to physicians in response to the COVID-19 pandemic.
Other
In 2020, we also provided limited home security systems and monitoring as well as personal technology services.
Post-Termination Compensation
SEVERANCE AND CHANGE-IN-CONTROL BENEFITS. All active NEOs are eligible to receive severance payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance as well as change-in-control benefits upon a qualifying event or circumstance after there has been a change-in-control of CMS. For additional information regarding
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severance and change-in-control benefits, including a definition of key terms and a quantification of benefits that would have been received by the NEOs had a qualifying termination or change-in-control occurred on December 31, 2020, see Potential Payments upon Termination or Change-in-Control, below.
We believe that these severance and change-in-control arrangements are an important part of our executive compensation program and will help to secure the continued employment and dedication of the NEOs, notwithstanding any concern they may have regarding their own continued employment, prior to or following a change-in-control. These agreements are useful for recruitment and retention as nearly all members of the Compensation Peer Group have comparable terms and conditions in place for their senior employees.
Deferred Compensation Plans
We have two deferred compensation plans that allow certain employees, including the NEOs, to defer receipt of base salary and/or incentive payments: Deferred Salary Savings Plan (“DSSP”) and the Annual Incentive Plan. The Annual Incentive Plan allows for deferral of up to 100% of the annual incentive award. CMS does not match incentive amounts that are deferred pursuant to the Annual Incentive Plan. Participants have only an unsecured contractual commitment from us to pay the amounts due under both the DSSP and the Annual Incentive Plan. For additional information regarding the DSSP, see DSSP, under Narrative to 2020 Nonqualified Deferred Compensation Table, below.
We offer these plans to be competitive with market practice and to permit highly taxed employees to defer the obligation, at their discretion, to pay taxes on certain elements of compensation that they are entitled to receive. The provisions of the DSSP and the Annual Incentive Plan permit them to do this while also receiving investment returns on deferred amounts. We believe these benefits are useful as retention and recruitment tools as many of the Compensation Peer Group companies provide similar plans to their senior employees.
Tax Qualified Pension and Retirement Plans
The Corporation sponsors tax-qualified pension and retirement savings plans that cover a broad group of employees.
Pension Plan
The Consumers Pension Plan (“Pension Plan”) is a funded, tax-qualified, noncontributory defined-benefit plan that covers salaried employees, including NEOs, hired on or before June 30, 2003. Hendrian participates in the Pension Plan. For additional information regarding the Pension Plan, see Pension Plan, under Narrative to 2020 Pension Benefits and DB SERP Table, below.
Cash Balance Plan
An interim Cash Balance Plan was in effect for salaried employees hired between July 1, 2003 and August 31, 2005. The Cash Balance Plan is a funded, tax-qualified, noncontributory defined-benefit plan. Benefits under the Cash Balance Plan are based on employees’ earnings and placed in a notional account that grows at a prescribed interest rate and is payable from the general assets of the pension fund. Rochow is a participant in the Cash Balance Plan. All employees in the Cash Balance Plan are now participants in the Defined Company Contribution Plan.
Defined Company Contribution Plan
Salaried employees, including NEOs, hired after June 30, 2003 (including anyone previously eligible for the Cash Balance Plan), are eligible to participate in the Defined Company Contribution Plan (“DCCP”), a tax-qualified, noncontributory, defined contribution plan. We provide a contribution ranging from 5% to 7% of regular compensation based on tenure to
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the DCCP on behalf of the employee. Rochow, Hayes, Brossoit and Rich are the NEOs covered under the DCCP. For additional information regarding the DCCP, see DCCP, under Narrative to 2020 All Other Compensation Table, below.
Supplemental Executive Retirement Plans (“SERP”)
The Corporation maintains two supplemental executive retirement plans that allow certain employees, including eligible NEOs, to receive benefits in excess of the benefits that would be payable under the Pension Plan and DCCP.
Defined Benefit SERP
The Defined Benefit SERP (“DB SERP”) is an unfunded plan, paid out of our general assets, which provides an amount substantially equal to the difference between the amount that would have been payable under the Pension Plan (ignoring IRC limits) and the amount payable under the Pension Plan. Any employee, including any NEO, who was hired or promoted to an eligible position after March 31, 2006, is not eligible to participate in the DB SERP. No NEO is eligible for the DB SERP.
Defined Contribution SERP
The Defined Contribution SERP (“DC SERP”) is a nonqualified tax deferred defined contribution plan established for employees, including NEOs, not eligible to participate in the DB SERP. Each of the NEOs participate in the DC SERP. For additional information, see DC SERP, under Narrative to 2020 Nonqualified Deferred Compensation Table, below.
We believe that our pension and retirement plans and the SERPs are a useful part of the NEO compensation program and assist in the retention of our senior executives since benefits increase for each year that these executives remain employed by us and continue their work on behalf of our shareholders and customers. The SERPs are designed to provide a predictable retirement income, while the equity plan is performance-based and variable and is designed to align the interests of NEOs with our shareholders and customers. Further, we believe both long-term focused plans are consistent with typical market practice and supportive of the philosophy to provide a competitive NEO compensation program.
Employees’ Savings Plans
Under the Employees’ Savings Plan for Consumers and affiliated companies, a tax-qualified defined contribution retirement savings plan (“Savings Plan”), participating employees, including NEOs, may contribute a percentage of their regular earnings into their Savings Plan accounts. For additional information, see Savings Plan, under Narrative to 2020 All Other Compensation Table, below. We maintain the Savings Plan for our employees, including the NEOs, because we wish to encourage our employees to save some percentage of their cash compensation for their eventual retirement. The Savings Plan permits employees to make such savings in a manner that is relatively tax-efficient.
Corporate Governance as it Relates to Executive Compensation
Stock Ownership Guidelines
We have established stock ownership guidelines for our officers. These guidelines require our officers to maintain or establish an equity stake in CMS and thereby more closely link their interests with those of our shareholders. These stock ownership guidelines provide that, within five years of becoming an officer or receiving a promotion to a higher ownership requirement,
CMS ENERGY 2021 PROXY STATEMENT	46

each officer must own shares of CMS common stock with a value of one to five times base salary, depending on his or her position. Shares of performance-based restricted stock are not counted toward stock ownership guidelines. All of our continuing NEOs were in compliance with these guidelines as of December 31, 2020.
The following table illustrates the required NEO stock ownership guidelines for our continuing NEOs:
Garrick J. Rochow	5X base salary (1)
Rejji P. Hayes	3X base salary
Jean-Francois Brossoit	2X base salary
Catherine A. Hendrian	2X base salary
Brian F. Rich	2X base salary
(1)	Rochow’s stock ownership guideline of 5X was effective upon his election to President and CEO on December 1, 2020. Prior to his election to President and CEO his stock ownership guideline was 3X.
Failure of an officer to comply with the guidelines shall result in the following:
•	All future restricted stock awards will have sale restrictions until compliance is achieved;
•
If after three years, an officer is not actively making progress toward the guidelines, 50% of any annual incentive may be paid in shares of restricted stock at the discretion of the Compensation Committee;

•	After the compliance deadline, officers will not be authorized to sell shares of CMS common stock if such a sale would cause them to drop below the ownership guidelines; and
•	After the compliance deadline, all or a portion of any annual incentive will be paid in shares of restricted stock as necessary to bring the officer into compliance with the ownership guidelines.
Succession Planning and Management Development
The Compensation Committee oversees and regularly evaluates leadership succession planning practices and results. The Compensation Committee regularly reports to the Board on succession planning and advises on policies and principles for executive officer selection. In connection with this review and Poppe’s resignation as President and CEO effective December 1, 2020, the Board elected Rochow, who served as Executive President prior to his election as President and CEO effective December 1, 2020.
Management’s Role
Management works closely with the Compensation Committee in the executive compensation process. Excluding the President and CEO’s compensation, management’s responsibilities include:
•	Recommending performance measures and metrics that are formulated based on our corporate strategy and priorities;
•	Reporting executive performance evaluations;
•	Recommending base salary levels and other compensation, including equity awards; and
•	Recommending appointment of executives.
The President and CEO’s compensation is determined solely by the Compensation Committee, which bases its decisions on performance and market studies along with participation and recommendations from its independent outside consultant.
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Clawback Provisions
The Compensation Committee has approved “clawback” provisions for certain compensation and benefit plans. These provisions provide the Compensation Committee with the discretion to require the forfeiture and return of past benefits or awards if there is a restatement of financial results. The Compensation Committee may also, at its discretion, require a return of a benefit or award in the event of a mistake or accounting error in the calculation of such benefit or award.
Shareholder’s Advisory Vote to Approve Executive Compensation
As part of the Compensation Committee’s on-going review of executive compensation, we considered the affirmative 2020 CMS shareholder advisory vote (approximately 96% of the votes cast) to approve executive compensation as described in last year’s Proxy Statement and determined that the current philosophy, objectives and compensation elements continue to be appropriate. As such, the Compensation Committee did not make any changes to our executive compensation programs in response to the 2020 CMS shareholder vote. Despite the overwhelmingly high level of CMS shareholder support, we continue to monitor best practices and emerging trends and engage with our large institutional holders regarding compensation elements.
CMS ENERGY 2021 PROXY STATEMENT	48

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
The Compensation Committee of the Board of Directors of CMS and Consumers oversee CMS’ and Consumers’ compensation programs on behalf of the Board. In fulfilling their oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Combined Proxy Statement.
In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in CMS’ and Consumers’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and CMS’ and Consumers’ Combined Proxy Statement on Schedule 14A relating to CMS’ and Consumers’ 2021 Annual Meeting of Shareholders each of which will be or has been filed with the SEC.
COMPENSATION AND HUMAN RESOURCES COMMITTEE
Kurt L. Darrow (Chair)
Jon E. Barfield
Ronald J. Tanski
CMS ENERGY 2021 PROXY STATEMENT	49

2020 COMPENSATION TABLES
2020 Summary Compensation Table
The following table contains compensation information for the NEOs of CMS and Consumers for 2020 and, to the extent required by SEC executive compensation disclosure rules, 2019 and 2018.
2020 SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
(a)	(b)	($)(c)	($)(e)	($)(f)	($)(g)	($)(h)	($)(i)
Garrick J. Rochow (6) President and CEO, CMS and Consumers	2020	637,500	1,056,512	744,652	114	176,353	2,615,131
	2019	540,000	871,211	461,160	161	130,892	2,003,514
	2018	525,000	752,099	464,100	138	113,575	1,854,912
Patricia K. Poppe Former President and CEO, CMS and Consumers	2020(7)	1,182,500	6,184,228	—	—	531,808	7,898,536
	2019	1,250,000	5,381,113	1,830,000	—	525,589	8,986,702
	2018	1,200,000	4,609,710	1,876,800	—	404,675	8,091,185
Rejji P. Hayes Executive Vice President and CFO, CMS and Consumers	2020	640,000	1,458,430	783,360	—	211,459	3,093,249
	2019	620,000	1,434,975	567,300	—	209,635	2,831,910
	2018	610,000	1,154,870	580,720	—	163,083	2,508,673
Jean-Francois Brossoit (8) Senior Vice President, CMS and Consumers	2020	470,000	824,578	467,415	—	106,337	1,868,330
	2019	455,000	691,873	360,815	—	106,140	1,613,828
	2018	—	—	—	—	—	—
Catherine A. Hendrian (9) Senior Vice President, CMS and Consumers	2020	440,000	651,393	403,920	249,032	80,630	1,824,975
	2019	—	—	—	—	—	—
	2018	—	—	—	—	—	—
Brian F. Rich Senior Vice President, CMS and Consumers	2020	480,000	850,385	477,360	—	102,594	1,910,339
	2019	470,000	691,873	372,710	—	104,748	1,639,331
	2018	460,000	533,768	406,640	—	89,727	1,490,135
(1)	The amounts reported in this column include amounts deferred by the NEOs.
(2)
The amounts represent the aggregate grant date fair value of the awards, which, with respect to those awards with a performance component, is based upon the probable outcome of the performance conditions, determined pursuant to the Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation — Stock Compensation (ASC 718) and take into account the expected CMS common stock dividend yield associated with the 2018, 2019 and 2020 awards. See Note 13, Stock-Based Compensation, to the Consolidated Financial Statements included in CMS’ and Consumers’ Annual Report on Form 10-K for the year ended December 31, 2020, for a discussion of the relevant assumptions used in calculating the aggregate grant date fair value pursuant to ASC 718. The TSR vesting condition related to the performance-based restricted stock awards is considered a market condition and not a performance condition under ASC 718. Accordingly, there is no grant date fair value below or in excess of the amounts reflected in the table above that could be calculated and disclosed based on achievement of market conditions. The EPS growth vesting condition is a performance condition under ASC 718.

The 2020 grant date fair value for the EPS growth performance-based restricted stock, based on the probable achievement of the performance goals at the time of grant, was $384,383 for Rochow; $2,250,007 for Poppe; $530,605 for Hayes; $300,014 for Brossoit; $236,996 for Hendrian; and $309,395 for Rich.

The grant date fair value for the EPS growth performance-based restricted stock, assuming the maximum achievement of the performance goals, would have been $768,765 for Rochow; $4,500,014 for Poppe; $1,061,209 for Hayes; $600,028 for Brossoit; $473,992 for Hendrian; and $618,791 for Rich.

In connection with Poppe’s voluntary resignation from the Corporation, Poppe forfeited all outstanding stock awards held. Pursuant to SEC disclosure rules, the amount reported in the Stock Awards column represents the grant date fair value of the awards granted to Poppe rather than the amount that she vested in or earned.
(3)	The amounts reported in this column for 2020 consist of cash incentive awards earned in 2020 under our Annual Incentive Plan.
(4)
This column does not reflect compensation paid to the NEO but instead represents the aggregate annual increase, as of December 31, 2018, December 31, 2019, and December 31, 2020, in actuarial values of each of the participating NEO’s benefits under our Pension Plan (including the Cash Balance Plan) . The actuarial values are calculated pursuant to Financial Accounting Standards Board Accounting Codification Topic 715, Compensation — Retirement Benefits (ASC 715), and take into account discount rates and implementation of the current 2020 mortality table. See Note 12, Retirement Benefits, to the Consolidated Financial Statements included in CMS’ and Consumers’ Annual Report on Form 10-K for the year ended December 31, 2020, for a discussion of the relevant assumptions used in determining these amounts. Poppe, Hayes, Brossoit, Rich and Rochow do not participate in the Pension Plan or DB SERP; however, Rochow was covered by the cash balance provisions of the Pension Plan.

(5)	Detail supporting all other compensation for 2020 is reflected in the 2020 All Other Compensation Table, below.
(6)	Effective December 1, 2020, Rochow was elected as President and CEO.
CMS ENERGY 2021 PROXY STATEMENT	50

(7)
Effective December 1, 2020, Poppe voluntarily resigned from the Corporation. As a result, Poppe is not eligible for an award under the non-equity annual incentive plan for the 2020 plan performance year and she forfeited her unvested DC SERP benefits. She also forfeited all outstanding stock awards. Pursuant to SEC disclosure rules, the amount reported in the Stock Awards column represents the grant date fair value of the awards granted to Poppe rather than the amount that she vested in or earned.

(8)	Brossoit was not a NEO prior to 2019.
(9)	Hendrian was not a NEO prior to 2020.
Narrative to 2020 Summary Compensation Table
Employment Agreements
During 2020, none of the NEOs were employed pursuant to a traditional employment agreement with CMS or Consumers. Each NEO has entered into a Change-in-Control Agreement and an Officer Separation Agreement. Please see Potential Payments Upon Termination or Change-in-Control, below, for a description of such agreements.
Restricted Stock Awards
Please see Compensation Discussion and Analysis, The Elements of Our Executive Compensation Program, Equity Compensation, above for a description of the Stock Plan, pursuant to which restricted stock is awarded.
Cash Incentives
In 2020, the Compensation Committee established potential cash incentives for each of the NEOs under the Annual Incentive Plan. The amount of the potential incentive was tied to satisfaction of Annual Incentive EPS and Annual Incentive OCF targets approved by the Compensation Committee. The Annual Incentive Plan incentives were earned by the NEOs at 153% of target and are reported as “Non-Equity Incentive Plan Compensation” in the 2020 Summary Compensation Table. Please see Compensation Discussion and Analysis, The Elements of Our Executive Compensation Program, Cash Compensation, above for a description of the Annual Incentive Plan.
Salary and Incentive in Proportion to Total Compensation as Defined by the 2020 Summary Compensation Table
The NEOs generally receive from 45% to 53% of their total direct compensation in the form of base salary and cash incentive awards under our Annual Incentive Plan. As noted above, we believe that a substantial portion of each NEO’s compensation should be in the form of equity awards. We believe that our current compensation program gives the NEOs substantial alignment with shareholders, while also permitting us to provide incentive to the NEO to pursue specific annual and long-term performance goals. Please see Compensation Discussion and Analysis, Objectives of Our Executive Compensation Program, above for a description of the objectives of our compensation program and overall compensation philosophy.
CMS ENERGY 2021 PROXY STATEMENT	51

2020 All Other Compensation Table
We provide the NEOs with additional benefits that we believe are reasonable, competitive and consistent with CMS’ and Consumers’ overall executive compensation program. The following table contains information regarding these other benefits for 2020.
2020 ALL OTHER COMPENSATION TABLE
	Registrant Contributions to Employees’ Savings Plan and DCCP	Registrant Contributions to Nonqualified Deferred Compensation Plans (1)	Life Insurance Premium	Executive Physical (13)	Security (14)	Total
Name	($)	($)	($)	($)	($)	($)
Garrick J. Rochow	29,950 (2)	141,591 (3)	1,212	3,600	—	176,353
Patricia K. Poppe	27,456 (4)	473,525 (5)	1,162	3,600	26,065	531,808
Rejji P. Hayes	25,650 (6)	181,045 (7)	1,164	3,600	—	211,459
Jean-Francois Brossoit	25,650 (8)	76,232 (9)	855	3,600	—	106,337
Catherine A. Hendrian	11,000	65,230 (10)	800	3,600	—	80,630
Brian F. Rich	27,100 (11)	71,021 (12)	873	3,600	—	102,594
(1)	The amounts reflected in this column are also disclosed in the subsequent 2020 Nonqualified Deferred Compensation Table (column (c)).
(2)	Includes $19,950 contributed by the Corporation under the DCCP.
(3)	Includes $127,491 contributed by the Corporation under the DC SERP and $14,100 contributed by the Corporation under the DSSP.
(4)	Includes $17,100 contributed by the Corporation under the DCCP. Contributions under the savings plan and DCCP did occur and were not impacted by her resignation.
(5)
Includes $437,625 contributed by the Corporation under the DC SERP and $35,900 contributed by the Corporation under the DSSP. The $437,625 contribution under the DC SERP was unvested and Poppe forfeited the amount upon her resignation.

(6)	Includes $14,250 contributed by the Corporation under the DCCP.
(7)	Includes $166,845 contributed by the Corporation under the DC SERP and $14,200 contributed by the Corporation under the DSSP.
(8)	Includes $14,250 contributed by the Corporation under the DCCP.
(9)	Includes $68,832 contributed by the Corporation under the DC SERP and $7,400 contributed by the Corporation under the DSSP.
(10)	Includes $59,030 contributed by the Corporation under the DC SERP and $6,200 contributed by the Corporation under the DSSP.
(11)	Includes $17,100 contributed by the Corporation under the DCCP.
(12)	Includes $71,021 contributed by the Corporation under the DC SERP.
(13)
The amounts reflected in this column represent the maximum amount expended on an individual annual executive physical examination for a NEO. The maximum amount is used for all NEOs to ensure that no protected health-related information is disclosed.

(14)
The amount reflected in this column represents the actual costs incurred by the Corporation for Poppe’s home security system. Monitoring by the Corporation’s security personnel and personal technology support is not included as the Corporation already incurs the costs of these employees’ salaries.

Narrative to 2020 All Other Compensation Table
DCCP
Salaried employees, including NEOs, hired after June 30, 2003 are eligible to participate in the DCCP. Under the DCCP, CMS provides a contribution based on regular compensation tiered for tenure as follows: 0-5 years equals 5% (unless hired before January 1, 2016, 6%); 6-11 years equals 6%; and 12 plus years equals 7%, up to the IRC compensation limit ($285,000 for 2020), to the DCCP on behalf of the employee which vests immediately and is payable upon termination of employment. NEOs Rochow, Hayes, Brossoit, and Rich are the NEOs eligible to receive a contribution under the DCCP equal to 7%, 5%, 5% and 6%, respectively, of regular compensation. Poppe was eligible to receive a contribution under the DCCP equal to 6% until her resignation.
Savings Plan
Under the Savings Plan for Consumers and affiliated companies, participating employees may contribute a percentage of their regular earnings into their Savings Plan accounts. NEOs, because they are considered highly compensated, may only contribute up to 20%, subject to the IRC annual dollar limit. In addition, under the Savings Plan, an amount equal to 100% of the first 3% and 50% of the next 2% of employees’ regular earnings contributions
CMS ENERGY 2021 PROXY STATEMENT	52

are matched by the Corporation. The matching contribution is allocated among the participant employees’ investment choices. Amounts held in Savings Plan accounts may not be withdrawn prior to the employee’s termination of employment, or such earlier time as the employee reaches the age of 59½, subject to certain exceptions set forth in the IRC regulations.
2020 Grants of Plan-Based Awards Table
The following table summarizes non-equity and equity awards made to the NEOs during 2020.
2020 GRANTS OF PLAN-BASED AWARDS TABLE
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards Number Shares of Stock (3) (#) (i)	Grant Date Fair Value of Stock Awards (4) ($) (j)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Garrick J. Rochow (5)	1/15/2020	—	—	—	5,941	11,882	23,764	—	800,235
	1/15/2020	—	—	—	—	—	—	3,961	256,277
	—	73,005	486,701	973,402	—	—	—	—	—
Patricia K. Poppe (6)	1/15/2020	—	—	—	34,776	69,552	139,104	—	4,684,223
	1/15/2020	—	—	—	—	—	—	23,184	1,500,005
	—	232,200	1,548,000	3,096,000	—	—	—	—	—
Rejji P. Hayes	1/15/2020	—	—	—	8,201	16,402	32,804	—	1,104,650
	1/15/2020	—	—	—	—	—	—	5,468	353,780
	—	76,800	512,000	1,024,000	—	—	—	—	—
Jean-Francois Brossoit	1/15/2020	—	—	—	4,637	9,274	18,548	—	624,590
	1/15/2020	—	—	—	—	—	—	3,091	199,988
	—	45,825	305,500	611,000	—	—	—	—	—
Catherine A. Hendrian	1/15/2020	—	—	—	3,663	7,326	14,652	—	493,395
	1/15/2020	—	—	—	—	—	—	2,442	157,997
	—	39,600	264,000	528,000	—	—	—	—	—
Brian F. Rich	1/15/2020	—	—	—	4,782	9,564	19,128	—	644,121
	1/15/2020	—	—	—	—	—	—	3,188	206,264
	—	46,800	312,000	624,000	—	—	—	—	—
(1)
These amounts consist of cash awards under our Annual Incentive Plan. For each NEO, the payment was 153% of target and is reported as Non-Equity Incentive Plan Compensation in the 2020 Summary Compensation Table. These cash awards were granted and earned in 2020, with the payouts approved by the Compensation Committee in late January 2021 and the awards paid in March 2021.

(2)
These awards consist of the performance-based restricted stock awarded under our Stock Plan. Seventy-five percent (75%) of the 2020 annual restricted stock awards were performance-based and vest 100% three years after the original award date, contingent on a comparison of TSR performance and EPS growth to the Performance Peer Group during the January 1, 2020 to December 31, 2022 performance period.

(3)	These awards consist of the remaining 25% of the 2020 annual restricted stock awards awarded under our Stock Plan that vest based upon tenure only on the three-year anniversary of the award date.
(4)
The amounts in column (j) are based upon the aggregate grant date fair value of the awards reported in columns (g) and (i) as determined pursuant to ASC 718, based upon probable outcome of the performance-based vesting conditions. See Note 13, Stock-Based Compensation, to the Consolidated Financial Statements included in CMS’ and Consumers’ Annual Report on Form 10-K for the year ended December 31, 2020, for a discussion of the relevant assumptions used in calculating these amounts pursuant to ASC 718.

(5)	Effective December 1, 2020, Rochow was elected to President and CEO.
(6)
Effective December 1, 2020, Poppe voluntarily resigned from the Corporation. As a result, Poppe is not eligible for a payout under the non-equity annual incentive plan for the 2020 plan performance year and she forfeited all of her outstanding stock awards.

CMS ENERGY 2021 PROXY STATEMENT	53

The following tables provide information regarding unvested restricted stock awards for each of the NEOs at December 31, 2020.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2020 TABLES
Outstanding Equity Awards – Garrick J. Rochow (7)
	Option Awards				Stock Awards
Grant Date and Vest Date	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) (5) (6)
	(#) (b)	(#) (c)	($) (d)	($) (e)	(#) (f)	($) (g)	(#) (h)	($) (i)
1/17/2018-1/17/2021	—	—	—	—	4,348	$265,271	—	—
1/17/2018-1/17/2021 (1)	—	—	—	—	11,928	$727,727	—	—
1/17/2018-3/19/2021 (2)	—	—	—	—	14,184	$865,366	—	—
1/16/2019-1/16/2022	—	—	—	—	4,204	$256,486	—	—
1/16/2019-1/16/2022	—	—	—	—	—	—	13,304	$811,677
1/16/2019-3/18/2022	—	—	—	—	—	—	13,304	$811,677
1/15/2020-1/15/2023	—	—	—	—	3,961	$241,661	—	—
1/15/2020-1/15/2023	—	—	—	—	—	—	9,156	$558,608
1/15/2020-3/23/2023	—	—	—	—	—	—	12,208	$744,810
Outstanding Equity Awards – Rejji P. Hayes
	Option Awards				Stock Awards
Grant Date and Vest Date	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) (5) (6)
	(#) (b)	(#) (c)	($) (d)	($) (e)	(#) (f)	($) (g)	(#) (h)	($) (i)
1/17/2018-1/17/2021	—	—	—	—	6,678	$407,425	—	—
1/17/2018-1/17/2021 (1)	—	—	—	—	18,314	$1,117,337	—	—
1/17/2018-3/19/2021 (2)	—	—	—	—	21,776	$1,328,554	—	—
1/16/2019-1/16/2022	—	—	—	—	6,925	$422,494	—	—
1/16/2019-1/16/2022	—	—	—	—	—	—	21,908	$1,336,607
1/16/2019-3/18/2022	—	—	—	—	—	—	21,908	$1,336,607
1/15/2020-1/15/2023	—	—	—	—	5,468	$333,603	—	—
1/15/2020-1/15/2023	—	—	—	—	—	—	12,638	$771,044
1/15/2020-3/23/2023	—	—	—	—	—	—	16,850	$1,028,019
CMS ENERGY 2021 PROXY STATEMENT	54

Outstanding Equity Awards – Jean-Francois Brossoit
	Option Awards				Stock Awards
Grant Date and Vest Date	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) (5) (6)
	(#) (b)	(#) (c)	($) (d)	($) (e)	(#) (f)	($) (g)	(#) (h)	($) (i)
1/17/2018-1/17/2021	—	—	—	—	3,086	$188,277	—	—
1/17/2018-1/17/2021 (1)	—	—	—	—	8,466	$516,511	—	—
1/17/2018-3/19/2021 (2)	—	—	—	—	10,066	$614,127	—	—
1/16/2019-1/16/2022	—	—	—	—	3,338	$203,651	—	—
1/16/2019-1/16/2022	—	—	—	—	—	—	10,564	$644,510
1/16/2019-3/18/2022	—	—	—	—	—	—	10,564	$644,510
1/15/2020-1/15/2023	—	—	—	—	3,091	$188,582	—	—
1/15/2020-1/15/2023	—	—	—	—	—	—	7,146	$435,977
1/15/2020-3/23/2023	—	—	—	—	—	—	9,528	$581,303
Outstanding Equity Awards – Catherine A. Hendrian
	Option Awards				Stock Awards
Grant Date and Vest Date	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) (5) (6)
	(#) (b)	(#) (c)	($) (d)	($) (e)	(#) (f)	($) (g)	(#) (h)	($) (i)
1/17/2018-1/17/2021	—	—	—	—	2,256	$137,639	—	—
1/17/2018-1/17/2021 (1)	—	—	—	—	6,183	$377,225	—	—
1/17/2018-3/19/2021 (2)	—	—	—	—	7,352	$448,546	—	—
1/16/2019-1/16/2022	—	—	—	—	2,473	$150,878	—	—
1/16/2019-1/16/2022	—	—	—	—	—	—	7,828	$477,586
1/16/2019-3/18/2022	—	—	—	—	—	—	7,828	$477,586
1/15/2020-1/15/2023	—	—	—	—	2,442	$148,986	—	—
1/15/2020-1/15/2023	—	—	—	—	—	—	5,646	$344,462
1/15/2020-3/23/2023	—	—	—	—	—	—	7,528	$459,283
CMS ENERGY 2021 PROXY STATEMENT	55

Outstanding Equity Awards – Brian F. Rich
	Option Awards				Stock Awards
Grant Date and Vest Date	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) (5) (6)
	(#) (b)	(#) (c)	($) (d)	($) (e)	(#) (f)	($) (g)	(#) (h)	($) (i)
1/17/2018-1/17/2021	—	—	—	—	3,086	$188,277	—	—
1/17/2018-1/17/2021 (1)	—	—	—	—	8,466	$516,511	—	—
1/17/2018-3/19/2021 (2)	—	—	—	—	10,066	$614,127	—	—
1/16/2019-1/16/2022	—	—	—	—	3,338	$203,651	—	—
1/16/2019-1/16/2022	—	—	—	—	—	—	10,564	$644,510
1/16/2019-3/18/2022	—	—	—	—	—	—	10,564	$644,510
1/15/2020-1/15/2023	—	—	—	—	3,188	$194,500	—	—
1/15/2020-1/15/2023	—	—	—	—	—	—	7,370	$449,644
1/15/2020-2/23/2023	—	—	—	—	—	—	9,826	$599,484
(1)
Included in column (f) are the 2018 performance-based restricted stock awards, which vested based on a comparison of TSR to the Performance Peer Group over January 1, 2018 through December 31, 2020 performance period and recipient’s continued service through January 17, 2021. Because the performance period concluded as of December 31, 2020, these awards are reported in column (f) as they remain subject to post-performance period tenure-based vesting requirements. The number of shares reflects the actual shares earned based on the payout percentage achieved of 168.2%.

(2)
Included in column (f) are the 2018 performance-based restricted stock awards, which vest based on a comparison of EPS growth to the Performance Peer Group over the January 1, 2018 through December 31, 2020 performance period and the recipient’s continued service through March 19, 2021. Because the performance period concluded as of December 31, 2020, these awards are reported in column (f) as they remain subject to post-performance period tenure-based vesting requirements. The Compensation Committee will not be able to determine performance until after March 19, 2021. For purposes of this table, we have included the awards based on 200% of the target level awarded.

(3)
Outstanding shares of restricted stock (based upon the combination of tenure-based awards (column (f)) reflected at the original share amounts awarded (other than as noted in footnotes (1) and (2) to these tables) and performance-based awards (column (h)) are reflected at the 150% percentage level for 2020 TSR shares and at the 200% percentage level for 2019 TSR shares, and 2020 EPS shares and 2019 EPS shares awarded under the Stock Plan).

For performance-based restricted stock awards, in lieu of dividends, recipients receive additional performance-based shares of restricted stock that will vest/forfeit based on CMS’ performance and are included above.
(4)	Calculated based upon the year-end closing price of CMS common stock of $61.01 per share.
(5)
Per SEC regulations, the shares and dollars disclosed in the above table in columns (h) and (i), are based upon the next higher performance level above target allowable under the Stock Plan. Please see Compensation Discussion and Analysis, The Elements of Our Executive Compensation Program, Equity Compensation, above for a description of the Stock Plan.

(6)	The performance period for each performance-based grant is as follow:

2018: 1/1/2018 – 12/31/2020

2019: 1/1/2019 – 12/31/2021

2020: 1/1/2020 – 12/31/2022
(7)
Effective December 1, 2020, was elected to President and CEO. Effective December 1, 2020, Poppe voluntarily resigned from the Corporation. As a result, Poppe is not eligible for an award under the non-equity annual incentive plan for the 2020 plan performance year and she forfeited all of her outstanding stock awards.

CMS ENERGY 2021 PROXY STATEMENT	56

2020 Stock Vested
The following table provides information concerning the vesting of stock during 2020 for each NEO.
2020 STOCK VESTED TABLE
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized On Exercise	Number of Shares Acquired on Vesting	Value Realized On Vesting (1)
Name (a)	(#)	($)	(#) (b)	($) (c)
Garrick J. Rochow	—	—	21,424	1,270,376
Patricia K. Poppe	—	—	145,149	8,606,872
Rejji P. Hayes (2)	—	—	27,685	1,548,976
Jean-Francois Brossoit	—	—	15,279	905,983
Catherine A. Hendrian	—	—	12,957	768,308
Brian F. Rich	—	—	16,590	983,743
(1)
The value realized is based upon the CMS common stock closing price of $65.65 on January 18, 2020 and $49.55 on March 20, 2020. TSR for the three-year period from January 2017 to December 2019 was 61% while the median TSR for the Performance Peer Group was 44% resulting in the performance-based restricted stock vesting at 155% of target on January 18, 2020. Our EPS Growth for the three-year period from January 2017 to December 2019 was 23% while the median EPS Growth for the Performance Peer Group was 19% resulting in the performance-based restricted stock vesting at 140% of target on March 20, 2020.

(2)	The vesting relates to a tenure-based award granted at time of hire on May 1, 2017. The value realized is based upon the CMS common stock closing price of $55.95 on May 17, 2020.
2020 Pension Benefits and Defined Benefit Plans
The following table provides information concerning defined benefit plans as of December 31, 2020 for each NEO.
2020 PENSION BENEFITS AND DEFINED BENEFIT PLANS TABLE
		Number of Years Credited Service	Present Value of Accumulated Benefit	Payments during Last Fiscal Year
Name (a)	Plan Name (b)	(#) (c)	($) (d)	($) (e)
Garrick J. Rochow (2)	Cash Balance Plan	N/A	5,324	—
	DB SERP	N/A	N/A	N/A
Patricia K. Poppe (1)	Pension Plan	N/A	N/A	N/A
	DB SERP	N/A	N/A	N/A
Rejji P. Hayes (1)	Pension Plan	N/A	N/A	N/A
	DB SERP	N/A	N/A	N/A
Jean-Francois Brossoit (1)	Pension Plan	N/A	N/A	N/A
	DB SERP	N/A	N/A	N/A
Catherine A. Hendrian (3)	Pension Plan	16.0	993,221	N/A
	DB SERP	N/A	N/A	N/A
Brian F. Rich (1)	Pension Plan	N/A	N/A	N/A
	DB SERP	N/A	N/A	N/A
(1)
Poppe, Hayes, Brossoit and Rich who were hired after June 30, 2003, are not eligible to participate in the Pension Plan or DB SERP. See the 2020 All Other Compensation Table and the 2020 Nonqualified Deferred Compensation Table and the corresponding footnotes for details regarding the plans in which Poppe, Hayes, Brossoit and Rich participate.

(2)
Rochow qualifies for the Cash Balance Plan since he was rehired after June 30, 2003 and before August 30, 2005. Rochow is not eligible to participate in the DB SERP. See the 2020 All Other Compensation Table and the 2020 Nonqualified Deferred Compensation Table and the corresponding footnotes for details regarding the other plans in which Rochow participates.

(3)	Hendrian is the only NEO who qualifies for the Pension Plan based on her hire date.
CMS ENERGY 2021 PROXY STATEMENT	57

Narrative to 2020 Pension Benefits and Defined Benefit Table
Pension Plan
The Pension Plan is a funded, tax-qualified, noncontributory defined benefit plan. Benefits under the Pension Plan are based on the employee’s years of service, age at retirement and the sum of the five highest calendar years of base salary while employed with us and our affiliated companies divided by 60. Base salary excludes overtime pay and incentive and does not exceed the IRC compensation limit for a qualified pension plan. Benefits are payable after retirement in the form of an annuity or a lump sum. The standard form of benefit is a life annuity for an unmarried employee and a 50% joint and survivor annuity for a married employee, with additional forms of joint and survivor annuities available under the plan. The benefit formula is equal to 2.1% for the first 20 years of service and 1.7% for the next 15 years of service, to a maximum percentage of 67.5% for 35 years of service reduced by a Social Security adjustment equal to 0.5% multiplied by 1/12th of the average of the participant’s three most recent years of compensation, up to the maximum Social Security covered compensation for each year of service counted in the formula. To the extent an employee exceeds 35 years of service under the Pension Plan, an additional $20 per month is added to the annuity after the adjustment for Social Security for each full year of service above 35. In accordance with SEC guidelines, the present value information contained in this report is based on ASC 715 assumptions and is applied using the age at which a benefit is unreduced. Early retirement subsidies provided by the benefit formula of the Pension Plan and the actual discount rate required by the U.S. Department of Treasury may provide a greater present value to a participant retiring on or after age 55 but prior to the age of an unreduced benefit.
The Pension Plan provides a pre-retirement survivor benefit to the spouse of a married employee or one named beneficiary of an unmarried employee. The Pension Plan provides a disability retirement benefit to employees with at least 15 years of service who are found by the Corporation to be totally and permanently disabled equal to $26.00 for each year of plan service, plus an additional $350 per month if the participant does not qualify for any Social Security disability benefit. The minimum monthly disability benefit is $450.
The Pension Plan currently limits the annual annuity benefit under IRC Section 415 to no more than $220,000 payable at age 65. Hendrian is eligible to elect early retirement. At the minimum retirement age of 55, 65% of the normal retirement age (age 65) benefit is available. The Pension Plan retirement benefit is unreduced at age 62. The Pension Plan provides an add-on benefit for long-term employees when an employee retires on or after age 58 and has 30 or more years of service. This add-on benefit is equal to the participant’s accrued retirement income as of September 1, 2000, if any, multiplied by the early retirement percentage at the time of the employee’s retirement, and is added to the retiring employee’s retirement annuity. The Present Value of Accumulated Benefit column above is determined using the ASC 715, Compensation – Retirement Benefits assumptions including a discount rate (currently 2.73%) and mortality (currently based on the 2020 mortality table with projected mortality improvements.)
Cash Balance Plan
The Cash Balance Plan is a funded, tax-qualified, noncontributory defined benefit plan. Benefits under the Cash Balance Plan are based on the employee’s earnings. It is not an individual account but is a benefit payable from the general assets of the pension fund. Rochow is the only NEO with a benefit in the Cash Balance Plan.
The Cash Balance Plan credits an amount equal to 5% of base pay received from the year the participant began earning credits through any pay period before September 1, 2005 to a notional account. The credits were allocated on December 31 each year. The credits do not apply to incentive compensation amounts. The Cash Balance notional account is also increased annually with an interest credit based on the 30-year constant maturity treasury bond.
CMS ENERGY 2021 PROXY STATEMENT	58

If employment ends under the Cash Balance Plan, participants may elect to receive their benefit at the time the employment terminates, or they may elect to defer benefits to a later date, but not later than age 70 1/2. Participants have the following payment elections: (1) a monthly payment for life; (2) a monthly payment for life with a 50% or 75% payment to a spouse or other individual upon death; or (3) a single sum equal to account balance. Once payment begins under the Cash Balance Plan, no changes can be made to an election. If the choice was to defer receipt of benefits, interest credits will continue to be applied.
Effective September 1, 2005 the Cash Balance Plan was closed to new participants and any existing participants were eligible for the DCCP.
2020 Nonqualified Deferred Compensation
The following table contains nonqualified deferred compensation information for the NEOs for 2020.
2020 NONQUALIFIED DEFERRED COMPENSATION TABLE (1)
		Executive Contributions in Last FY (2)	Registrant Contributions in Last FY (3)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions in Last FY	Aggregate Balance at Last FYE (4)
Name (a)	Plan Name	($) (b)	($) (c)	($) (d)	($) (e)	($) (f)
Garrick J. Rochow	DSSP	81,375	14,100	30,069	—	222,420
	DC SERP	—	127,491	103,639	—	766,614
Patricia K. Poppe	DSSP	104,000	35,900	126,375	—	885,574
	DC SERP	—	437,625(5)	349,922	—	1,660,862
Rejji P. Hayes	DSSP	17,750	14,200	19,407	—	129,231
	DC SERP	—	166,845	97,099	—	646,584
Jean-Francois Brossoit	DSSP	9,250	7,400	8,369	—	64,704
	DC SERP	—	68,832	35,539	—	274,775
Catherine A. Hendrian	DSSP	7,750	6,200	3,694	—	27,755
	DC SERP	—	59,030	37,789	—	283,933
Brian F. Rich	DSSP	—	—	—	—	—
	DC SERP	—	71,021	68,612	—	503,080
(1)
Nonqualified deferred compensation plans are plans providing for deferral of compensation that do not satisfy the minimum coverage, nondiscrimination and other rules that qualify broad-based plans for favorable tax treatment under the IRC. This table only includes the DSSP and DC SERP and does not include the Corporation’s contributions or related match to the Savings Plan which is a tax-qualified defined contribution plan and shown in the 2020 All Other Compensation Table.

(2)	This compensation is also reflected in the 2020 Summary Compensation Table — Salary column.
(3)	This compensation is also reflected in the 2020 Summary Compensation Table — All Other Compensation column.
(4)
The following DSSP and DC SERP executive and registrant contributions were previously reported as compensation in the Summary Compensation Tables for 2019 and 2018, respectively: Rochow $141,591/$109,810; Poppe $473,525/$493,820; Hayes $181,045/$196,708; Brossoit $76,232/76,512; Hendrian N/A/N/A; and Rich $71,021/$73,664.

(5)	The $437,625 contribution under the DC SERP was unvested upon Poppe’s resignation and she forfeited the amount.
CMS ENERGY 2021 PROXY STATEMENT	59

Narrative to 2020 Nonqualified Deferred Compensation Table
DSSP
An employee who has base salary (excluding any bonus, incentive or other premium pay) before deductions for taxes and other withholdings in excess of the IRC compensation limit is eligible and may elect to participate in the DSSP. The DSSP is an unfunded (for the purposes of ERISA) non-qualified tax deferred defined contribution plan. The DSSP is funded by CMS with trusts. However, participants have only an unsecured contractual commitment from the Corporation to pay the amounts due under the DSSP and any funds are considered general assets of the Corporation and are subject to claims of creditors.
A participant in the DSSP may elect in the prior year to defer 0% or 5% of his or her base salary that exceeds the IRC compensation limit and the Corporation will match 100% of the first 3% and 50% of the next 2% of the deferral, which is the same matching rate as the Savings Plan (equivalent to 4%). In addition, a DSSP eligible participant may elect an additional deferral of up to 50% of the participant’s base salary for the calendar year. This additional deferral is not eligible for a Corporation match. The combined maximum total of the DSSP deferral amount and a 5% Savings Plan deferral is 59% of base salary. At the time a participant elects a deferral, a distribution election is also made for this class year deferral. Each class year deferral is payable either at a certain date five or more years in the future or upon separation from service with the Corporation either as a series of payments over 2 to 15 years or in a lump sum. The participant decides how Corporation contributions are invested among a broad array of mutual funds selected by us and provided by the record keeper.
Earnings in the DSSP are based on the change in market value of the mutual funds selected by the participant. All NEOs are eligible for the DSSP.
DC SERP
The Corporation established a DC SERP for employees not eligible to participate in the DB SERP. Under the DC SERP, the Corporation provides an amount equal to 5%, 10% or 15% (depending on salary grade) of employee regular earnings plus any awards under the Annual Incentive Plan. Funds equal to the DC SERP are transferred to a mutual fund family at the time we contribute. Earnings or losses are based on the rate of return of the mutual funds selected by the participant. Although the DC SERP is funded by the Corporation, participants have an unsecured contractual commitment from us to pay the amounts due under this plan. Rochow, Brossoit, Hendrian and Rich receive benefits at the 10% level under the DC SERP and Hayes receives benefits at the 15% level under the DC SERP. Contributions earned before 2019 are fully vested. For 2019 and beyond, contributions will become vested once the eligible NEO reaches age 55 with five years of participation in the Plan.
Potential Payments upon Termination or Change-in-Control
As noted above under Compensation Discussion and Analysis, Post-Termination Compensation, Severance and Change-in-Control Benefits, our executives are eligible to receive separation and change-in-control benefits upon a qualifying termination of employment. These benefits are provided through two separate types of agreements:
•	Officer Separation Agreements (“OS Agreements”)
•	Change-in-Control Agreements (“CIC Agreements”)
Poppe, who voluntarily resigned effective December 1, 2020, had entered into an OS Agreement and CIC Agreement. In connection with her resignation, she did not receive any post-termination benefits under these agreements or any other agreements. She also forfeited any unvested DC SERP benefits she had accrued and forfeited her outstanding equity awards.
We have entered into OS Agreements and CIC Agreements with each of the NEOs. The OS Agreements provide for payments and other benefits if the officer is terminated under
CMS ENERGY 2021 PROXY STATEMENT	60

circumstances specified in the OS Agreement unrelated to a change-in-control (as defined in the CIC Agreements). The CIC Agreements provide for payments and other benefits only if the NEO is terminated under the circumstances specified in the CIC Agreements within two years following a change-in-control.
OS AGREEMENTS. The OS Agreements provide for payments of certain benefits, as described in the table below, upon circumstances of termination of the employment of the NEO. Central to an understanding of the rights of each NEO is an understanding of the definition of “Cause.” For purposes of these agreements:
•
We have Cause to terminate the NEO if the NEO has engaged in any of a list of specified activities, including willful and continued failure to perform duties consistent with the scope and nature of his or her position, committing an act materially detrimental to the financial condition and/or goodwill of CMS or its subsidiaries, or is subject to a specified criminal legal action for activities relating to an act of fraud, embezzlement, theft, or other act constituting a felony involving moral turpitude.

If the Corporation does not have Cause and terminates a NEO who has an OS Agreement for any reason, the NEO receives the benefits described in the table below.
These agreements require, as a precondition to the receipt of these payments, that the NEO sign a standard form of release in which he or she waives all claims that he or she might have against the Corporation and certain associated individuals and entities. These agreements also include non-disparagement and confidentiality provisions that would apply for an unlimited period of time following the NEO’s termination of employment. Payments under these agreements are payable in a lump sum.
Under the OS Agreements, tenure-based restricted stock awards will vest on a pro-rata basis based upon the service provided prior to the termination date while performance-based restricted stock awards will vest at the end of the performance period on a pro-rata basis based on service provided during the performance period up to the termination date and actual performance of the Corporation.
Benefits for the NEOs under the OS Agreements are based on their salary grade. Rochow was presented with a new OS Agreement in December 2020 upon his election to President and CEO, which he entered into in December 2020. This resulted in an increase in his lump-sum benefit from 1.5 times base salary to 1.75 base salary.
CIC AGREEMENTS AND PROVISIONS. The CIC Agreements contain provisions that provide for payments in the event of a change-in-control. The change-in-control provisions (“CIC Provisions”) function in a manner similar to the severance provisions in the OS Agreements, except that NEOs become entitled to benefits under the CIC Provisions only in the event of a double trigger consisting of a change-in-control and qualifying termination of employment during the two-year period following the change-in-control. As part of the CIC Provisions, a portion of the severance payments to a terminated NEO is consideration for the NEO entering into a “non-compete” agreement.
A change-in-control of CMS is defined in the CIC Agreements to mean:
•	the consummation of certain types of transactions, including mergers and the sale of all, or substantially all, of our assets;
•
the acquisition by any person or entity of the beneficial ownership of securities representing 25% or 30% (depending upon the particular agreement) or more of the combined voting power of our then outstanding voting securities;

•
a change in the composition of the Board such that individuals who at the effective date of the agreement constituted the Board and any new directors elected or nominated by at least 2/3 of the directors who were either directors at the effective date of the agreement or were so elected or nominated, cease for any reason to constitute a majority of the Board; or

•	the liquidation or distribution of all or substantially all of our assets.
CMS ENERGY 2021 PROXY STATEMENT	61

The definitions of Cause and Good Reason are central to an understanding of the NEO’s rights under the CIC Provisions. Under the CIC Provisions, “Cause” has the same meaning as set forth in the OS Agreements discussed above.
The NEO is said to have Good Reason to terminate his or her employment under the CIC Provisions if the assignment to the NEO of duties is materially inconsistent with his or her position (including status, offices, titles, and reporting requirements), authority, or responsibilities as in effect immediately prior to the change-in-control; the Corporation takes any action which results in a material diminution of the NEO’s position, authority, duties, or responsibilities as constituted immediately prior to the change-in-control (excluding an isolated, insubstantial, and inadvertent action which is remedied by the Corporation promptly after receipt of notice thereof given by the NEO); there is a material reduction in the NEO’s base salary, incentive opportunity, Stock Plan award level, benefits, or status; or under other circumstances specified in the definition, including the relocation of the NEO’s principal job location or office to more than 35 miles from its location at the time of entry into the CIC Agreement. Payments under the CIC provisions are payable in a lump sum.
The benefits to be provided to the NEOs in each of those situations are described in the table below, which assumes that the termination had taken place on December 31, 2020, the last business day of our most recent fiscal year.
The CIC Agreements with each NEO do not contain tax gross-up provisions with respect to IRC Section 280G and Section 4999 excise taxes. The CIC Agreements contain a “best net benefit” provision which provides that the Corporation’s payments to the NEO can be reduced to the extent that no portion of the reduced payments shall be subject to the excise tax, but only if the NEO’s net after-tax benefit is greater than his or her net after-tax benefit would have been if such reduction were not made and the NEO paid the excise tax.
Restricted stock under the CIC Agreements includes double-trigger vesting provisions (meaning, both a change-in-control and a qualifying termination of employment must occur in order for the equity to vest). Under the CIC Agreements, all performance-based restricted-stock awards will vest on a pro-rata basis based upon the service provided prior to the change-in-control date with any performance-based restrictions vesting at target level.
NEOs cannot receive benefits under both the CIC Agreements and OS Agreements.
RETIREMENT/DISABILITY/DEATH. Upon death, 100% of the restricted stock vests with any performance-based restricted stock vesting at target levels. Upon retirement or disability, tenure-based restricted stock awards will vest on a pro-rata basis based upon the service provided prior to retirement or disability while performance-based restricted stock awards vest at the end of the performance period on a pro-rata basis based on service provided during the performance period prior to the retirement or disability and actual performance of the Corporation during the performance period. In the case of retirement or disability, the Compensation Committee has the discretion, in exceptional circumstances, to waive the forfeiture of restricted stock awarded.
CMS ENERGY 2021 PROXY STATEMENT	62

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE
	Garrick J. Rochow	Rejji P. Hayes	Jean-Francois Brossoit	Catherine A. Hendrian	Brian F. Rich
	($)	($)	($)	($)	($)
Termination Without Cause Payments (1):
One and three-fourths times 2020 base salary	$1,115,625	N.A.	N.A	N.A	N.A
One and one-half times 2020 base salary	N.A.	$960,000	$705,000	$660,000	$720,000
Unvested restricted stock awards (2)	2,171,570	3,362,586	1,624,473	1,207,917	1,632,506
DC SERP benefit (3)	208,726	313,921	132,465	106,022	123,384
TOTAL	$3,495,921	$4,636,507	$2,461,938	$1,973,939	$2,475,890
Change in Control Payments (4):
Two times 2020 base salary	$1,275,000	$1,280,000	$940,000	$880,000	$960,000
Two times incentive @ 100% 2020 performance target	1,466,250	1,024,000	611,000	528,000	624,000
Pro-rata incentive based on service during year triggered	733,125	512,000	305,500	264,000	312,000
DC SERP benefit (3)	556,164	736,321	309,034	273,222	322,065
Medical Coverage Payment (5)	36,708	36,708	36,708	36,708	36,708
Unvested restricted stock awards (2)	2,418,172	3,725,820	1,818,078	1,357,534	1,830,058
TOTAL	$6,485,419	$7,314,849	$4,020,320	$3,339,464	$4,084,831
Retirement:
Pro-rata incentive based on service period in year triggered	$733,125	$512,000	$305,500	$264,000	$312,000
Unvested restricted stock awards (2)	2,171,570	3,362,586	1,624,473	1,207,917	1,632,506
TOTAL	$2,904,695	$3,874,586	$1,929,973	$1,471,917	$1,944,506
Disability:
Pro-rata incentive based on service period in year triggered	$733,125	$512,000	$305,500	$264,000	$312,000
Unvested restricted stock awards (2)	2,171,570	3,362,586	1,624,473	1,207,917	1,632,506
TOTAL	$2,904,695	$3,874,586	$1,929,973	$1,471,917	$1,944,506
Death:
Pro-rata incentive based on service period in year triggered	$733,125	$512,000	$305,500	$264,000	$312,000
Unvested restricted stock awards (2)	3,185,271	3,528,147	2,420,450	1,822,918	2,444,549
TOTAL	$3,918,396	$4,040,147	$2,725,950	$2,086,918	$2,756,549
(1)	Reflects payments under OS Agreements.
(2)	Based upon the year-end closing price of CMS common stock of $61.01 per share. The performance-based restricted stock awards outstanding are valued based on target levels.
(3)
Rochow’s, Hayes’, Brossoit’s, Hendrian’s and Rich’s SERP account balances would fully vest; their unvested balances are $208,726; $313,921; $132,456; $106,022; and $123,384 respectively. In addition, in the event of a change-in-control, Hayes would receive an amount equal to 15% of his salary and incentive-based change-in-control payment and Rochow, Brossoit, Hendrian and Rich would receive an amount equal to 10% of their salary and incentive-based change-in-control payments.

(4)	Pursuant to the CIC Agreements.
(5)	Pursuant to the CIC Agreement, Medical Coverage Payments include two years of company-paid medical expenses.
CMS ENERGY 2021 PROXY STATEMENT	63

PROPOSAL 2:
APPROVE, ON AN ADVISORY BASIS, EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are conducting an advisory (non-binding) vote to approve our compensation programs for our NEOs as disclosed in this Proxy Statement in accordance with SEC rules. The Compensation Committee did not make any changes to our executive compensation program since the last shareholder vote, which strongly favored the program (approximately 96% of each of CMS and Consumers votes cast were affirmative). We continue to engage with our large institutional holders regarding compensation elements.
As described in detail under Compensation Discussion and Analysis in this Proxy Statement, the Corporation’s NEO compensation program is organized around four principles: (1) align with increasing shareholder and customer value; (2) enable the Corporation to compete for and secure top executive talent; (3) reward measurable results; and (4) be fair and competitive.
We have designed our executive compensation elements based on balance and simplicity to place emphasis on consistent, sustainable and superior absolute and relative performance.
•	Base salary is targeted to approximate the median of a peer group made up of companies of similar business profile and size, and to reflect individual performance and internal considerations.
•	Annual incentive awards are based on the achievement of Annual Incentive EPS (70% of annual incentive) and Annual Incentive OCF (30% of annual incentive) goals.
•
A majority of our long-term incentive (LTI) program is delivered through performance-based restricted stock with tenure-based restricted stock representing a minority of LTI at 25%. The performance-based portion is eligible to vest after three years dependent upon our TSR performance and LTI EPS growth, each weighted equally, relative to the Corporation’s Performance Peer Group, while the tenure-based portion vests on the third anniversary of the award date.

We annually review all elements of the Corporation’s executive compensation program and, in addition to designing a program to comply with required rules, we adopt current best practices where deemed appropriate for our business and shareholders. As a result, we have:
•	Clawbacks in place for annual incentive and LTI awards;
•	Majority of pay is variable;
•	Majority of variable pay is in LTI awards;
•	All LTI is denominated and settled in equity;
•	LTI payouts are capped at target if absolute performance is not positive;
•	A balance of metrics is used in annual incentives and LTI;
•	Stock ownership guidelines for NEOs and directors, which exclude unvested performance-based restricted stock awards when determining compliance;
•	Change-in-control agreements that require a double-trigger for the accelerated vesting of equity awards;
•	A policy that prohibits hedging and pledging of the Corporation’s securities by employees and directors;
•	Annual reviews of our compensation and performance peer groups;
•	Regular briefings from the Compensation Committee’s independent compensation consultant regarding key trends and legislative and regulatory updates;
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•	No excessive perquisites. No planes, cars, clubs, or financial planning. The principal perquisite provided to our executives in 2020 was an annual physical examination for each NEO;
•
No dividends paid on unvested performance-based restricted stock awards. In lieu of dividends, recipients receive additional shares of restricted stock that are contingent on the same performance measures applicable to the underlying restricted stock;

•
No employment agreements. Our executive agreements are limited to separation and change-in-control agreements. Base salary and annual incentive separation amounts do not exceed three times the NEO’s base salary and annual incentive amount, with an average of two times; and

•	No tax gross-ups. None of our separation or change-in-control agreements contain tax gross-ups.
Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.
This proposal gives our shareholders the opportunity to express their views on the overall compensation of the NEOs and the compensation philosophy, policies and practices disclosed in this Proxy Statement. For the reasons discussed above, we are asking our shareholders to indicate their support for the NEO compensation by voting FOR the following resolution at the 2021 Annual Meeting:
RESOLVED: that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure, is APPROVED.
This vote is an advisory vote only, and therefore it will not bind CMS or Consumers, the Board or the Compensation Committee. The vote results will not create or imply any change to fiduciary duties or create or imply any additional fiduciary duties for CMS or Consumers or the Board. However, we value the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as they deem appropriate.
Consistent with the direction of the CMS shareholders at the 2017 Annual Meeting of Shareholders and the Consumers shareholders at the 2018 Annual Meeting of Shareholders, the advisory vote on NEO compensation for CMS and Consumers will be held on an annual basis.

The CMS and Consumers Boards recommend that shareholders vote to approve the non-binding advisory proposal to approve the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure.

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REPORT OF THE AUDIT COMMITTEE
The Audit Committee, comprised solely of independent directors, assists the Board of Directors in its oversight of the 1) integrity of financial statements; 2) performance of the internal audit function and independent auditors; 3) independent auditor’s qualifications and independence; and 4) compliance with applicable legal and regulatory requirements. The Audit Committee has a written charter that complies with New York Stock Exchange requirements. Management has the primary responsibility for the preparation, presentation and accuracy of the consolidated financial statements and the financial reporting process, including the systems of internal controls.
The Audit Committee reviewed and discussed with management the audited consolidated financial statements set forth in CMS’ and Consumers’ 2020 Annual Report to Shareholders and Form 10-K for the year ended December 31, 2020. The Audit Committee also discussed with PricewaterhouseCoopers LLP (“PwC”), who are responsible for performing an independent audit of CMS’ and Consumers’ financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and SEC rules.
The Audit Committee has received a report on the quality control procedures of PwC. The Audit Committee has also discussed with management, the internal auditors and PwC the quality and adequacy of CMS’ and Consumers’ internal controls, with particular focus on compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee reviewed with the internal auditors and PwC their audit plans and audit scope.
The Audit Committee is responsible for the appointment, termination, compensation and oversight of the work of the independent auditor. PwC has served as CMS and Consumers’ independent registered public accountants since 2007. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In conjunction with the mandated rotation of the lead engagement partner, the Audit Committee and its Chair are directly involved in the selection of PwC’s lead engagement partner. The Audit Committee has received from PwC the written communications required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and have discussed with PwC their independence from CMS and Consumers. The Audit Committee has discussed with PwC the compatibility of non-audit services with the auditor’s independence and has satisfied themselves as to PwC’s independence.
In reliance on the review and discussions referred to above, the Audit Committee recommended to the Boards that the audited consolidated financial statements be included in CMS’ and Consumers’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.
AUDIT COMMITTEE
Laura H. Wright (Chair)
Deborah H. Butler
Suzanne F. Shank
Myrna M. Soto
John G. Sznewajs
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FEES PAID TO THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
PwC was the principal independent registered public accounting firm for CMS and Consumers for the years 2020 and 2019. The following table sets forth the aggregate fees, including expenses, for professional services, billed by PwC to CMS (consolidated total including Consumers and its subsidiaries) and Consumers (including its subsidiaries), in each of the last two fiscal years.
	CMS		Consumers
	2020	2019	2020	2019
Audit Fees	$5,153,113	$5,049,948	$4,623,373	$4,715,654
Audit-Related	84,500	4,500	44,500	4,500
Tax Fees	—	3,323	—	3,323
All Other Fees	12,296	13,787	12,296	13,787
Total Fees	$5,249,909	$5,071,558	$4,680,169	$4,737,264
Audit fees include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, comfort letters, required statutory audits, fees related to the audit of our internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002 and other attest services. Audit-related fees include fees associated with assistance related to accounting systems and controls. Tax fees include fees for assistance with implementing a workflow management tool for tax compliance and planning. All other fees consist of costs for benchmarking services and other minor expenses.
The Audit Committee has adopted a policy that requires pre-approval for all audit, audit-related, tax and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services, provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting. All of the services performed by the principal independent registered public accounting firm were approved in accordance with the policy in 2020.
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PROPOSAL 3:
RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee’s selection of the independent auditor shall be submitted to our shareholders for their ratification at the Annual Meeting of Shareholders. If a majority of shares voted do not ratify the Audit Committee’s selection, the Audit Committee will consider our shareholder views when considering selection of a different independent auditor or the continued retention of the existing auditor for that year.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm (taking into account the vote on shareholder ratification). The Audit Committee has selected PwC, independent registered public accounting firm, to audit the consolidated financial statements for the year 2021. PwC has served as our independent registered public accountants since 2007. The Audit Committee is responsible for the audit fee negotiations associated with the retention of PwC. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In conjunction with the mandated rotation of the lead engagement partner, the Audit Committee and its Chair are directly involved in the selection of PwC’s lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of PwC as independent registered public accounting firm is in the best interests of the Corporation and its shareholders. A representative of PwC will be present at the 2021 Annual Meeting of Shareholders and will have an opportunity to make a statement and respond to appropriate questions.
The CMS and Consumers Boards and their Audit Committees recommend a vote to ratify the appointment of the independent registered public accounting firm for 2021.
CMS ENERGY 2021 PROXY STATEMENT	68

PROPOSAL 4:
VOTE ON A SHAREHOLDER PROPOSAL RELATING
TO GREENWASHING AUDIT
To Be Voted On By CMS Shareholders Only
We have been notified that a shareholder proponent intends to present a proposal for consideration at the CMS Annual Meeting. The shareholder proposal and supporting statement appear below, and are presented as submitted to CMS. The CMS Board has recommended a vote against this proposal. The CMS response is set forth immediately following the proposal. The name, address and shareholdings of the shareholder proponent will be supplied to a shareholder promptly upon request.
Greenwashing Audit
Resolved:
Shareholders request that, beginning in 2021, CMS Energy annually publish a report of actually incurred corporate costs and associated actual and significant benefits accruing to shareholders and the climate from CMS Energy’s global climate-related activities that are voluntary and exceed government regulatory requirements. The report should be prepared at reasonable cost and omit proprietary information.
Supporting Statement:
CMS Energy’s purpose is to generate profits from generating affordable and reliable electricity while obeying applicable laws and regulations. Maintaining coal plants is the least expensive option for generating electricity per the U.S. Department of Energy’s National Coal Council 2018 report, “Power Reset”. Yet CMS Energy management intends to shutter its remaining coal plants, presumably in hopes of somehow altering global climate change.
This resolution is intended to help shareholders monitor whether CMS Energy’s voluntary activities and expenditures touted as protecting the climate are actually producing meaningful benefits to shareholders and the global climate.
Corporate managements sometimes engage in “greenwashing” ⎯ i.e., spending shareholder money on schemes ostensibly environment-related, but really undertaken merely for the purpose of improving the public image of management. Such insincere “green” posturing and associated touting of alleged, but actually imaginary benefits to public health and the environment may harm shareholders by distracting management, wasting corporate assets, ripping off ratepayers and deceiving shareholders and the public.
For example, CMS Energy intends eliminate its coal plants by 2040 in a bid to reduce carbon dioxide(CO2) emissions to zero. This action is not required by any federal or state, law or regulation.
In 2019, CMS Energy-owned power plants emitted about 12.6 MILLION tons of CO2. But annual global manmade emissions of CO2 and equivalents amount to more than 55 BILLION tons. So CMS Energy produces about 0.02% of global CO2 emissions — a trivial amount that, even if eliminated by 2040, will have no discernible impact on climate.
So, what are the actual benefits to ratepayers, shareholders and the climate of CMS Energy achieving its announced emissions goal? By how much, in what way, when and at what cost will any of these activities reduce or alter climate change in any discernible manner?
The information requested by this proposal is not already contained in any CMS Energy report.
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CMS Energy should report to shareholders what are the specific actual benefits produced by its voluntary, highly touted and costly global climate-related activities. Are the touted benefits real and worthwhile? Or are they just greenwashing for the benefit of management? Shareholders want to know.
CMS Board of Directors’ Recommendation Against and Statement of Opposition
The Board opposes this shareholder proposal and believes its adoption is unnecessary and would cause CMS to incur undue costs and administrative burdens without commensurate benefit to our stakeholders, including shareholders, for the following reasons:
1.	The request would not provide shareholders with any more meaningful information than is already publicly reported.
2.	The request is duplicative of CMS’ robust governance and oversight practices.
3.	The assumptions regarding the need for a report are flawed.
4.	The request is not in the best interests of CMS or its shareholders.
Significant disclosure regarding CMS’ costs and benefits of our investment strategy and environmental activities is already publicly available.
We have created a cleaner, more sustainable energy future by taking a leadership position in reducing air emissions and water usage, saving landfill space and boosting the amount of renewable energy supplied to customers. We have also provided, and intend to continue providing, appropriate disclosures to our shareholders regarding climate change and the risks it poses.
CMS’ sustainability practices including investment strategies and current status are described in detail on our website at https://www.cmsenergy.com/sustainability. In addition, we also provide investment strategy and sustainability detail in SEC and other regulatory agency filings, and by voluntarily reporting our climate risk strategy and related data to CDP (formerly known as the Carbon Disclosure Project). We publish an annual Sustainability Report and in 2018, published our first Climate Assessment Report, which addresses the long-term implications of our electric supply fuel mix and capital expenditure plans. We complete the EEI ESG & Sustainability Reports annually and have published our Methane Reduction Plan, which explains our plans for achieving net zero methane emissions from our natural gas delivery system by 2030. Our website contains multiple indexes, scorecards, and summaries as well as various presentations detailing our investment strategy and the benefits it provides to all stakeholders.
In 2019, we launched our Clean Energy Plan, a 20-year strategy to safeguard Michigan’s environment while supplying more clean energy to our homes and businesses. We plan to achieve net zero carbon emissions, end coal use and dramatically increase clean energy resources by 2040. Details on these plans can be found at MICleanEnergy.com. Furthermore, our Clean Energy Plan was approved by the Michigan Public Service Commission. Our filing, which includes specific details can be found at https://mi-psc.force.com/s/case/500t0000009haq BAAQ/in-the-matter-of-the-application-of-consumers-energy-company-for-approval-of-its- integrated-resource-plan-pursuant-to-mcl-4606t-and-for-other-relief.
All of these public disclosures detail our efforts to reduce carbon emissions as well as other initiatives we have completed as well as those we expect to complete in order to end coal use to generate electricity, reduce carbon emissions and meet customers’ needs with 90 percent clean energy sources. Our disclosures detail our plans regarding our transition to zero coal, demand reduction and more renewable energy.
In 2018, CMS published a Climate Assessment Report which discusses our efforts related to the environment and climate change. The generation investment decisions we have taken to meet customers' power needs, which have resulted in reductions in greenhouse gas emissions, are
CMS ENERGY 2021 PROXY STATEMENT	70

discussed throughout the 2018 Climate Assessment Report. This Climate Assessment Report also explains how we must balance affordability and reliability along with cleaner energy in order to meet the demands of our customers, shareholders, and communities.
CMS has strong governance and accountability surrounding environmental and sustainability efforts and upholds the highest level of board oversight.
The Board oversees our public responsibility and sustainability practices. The Governance Committee is also responsible for advising and assisting the Board with respect to our public responsibility and sustainability matters. We are committed to corporate responsibility through our business, culture, environment and our communities – past, present and future. We conduct business safely and ethically to preserve the environment and sustain our communities while serving our customers across the state of Michigan. This aligns with our purpose, which is to achieve world class performance while delivering hometown service. We measure our progress towards this purpose by considering our impact on the “triple bottom line” of people, planet, and profit, which is underpinned by performance; this consideration takes into account not only the economic value that we create, but also our responsibility to social and environmental goals.
The planet element of the triple bottom line represents our commitment to protect the environment, which extends beyond complying with the various state and federal laws and regulations.
We are committed to caring for the environment and our communities as part of our strategic direction. As we work to ensure a just transition for our communities, some of our environmental and sustainability achievements include the following:
•	decreased combined percentage of electric supply (self-generated and purchased) from coal by 21 percentage points since 2015
•	reduced carbon dioxide emissions by over 35 percent since 2005
•	reduced the amount of water used to generate electricity by over 30 percent since 2012
•	reduced landfill waste disposal by over 1.5 million tons since 1992
•	reduced methane emissions by 17 percent since 2012.
The Proponent's underlying assumptions regarding the need for a report are flawed.
The Proponent states that our plan of net zero carbon emissions “is not required by any federal or state, law or regulation,” yet ignores the fact that since 2005, numerous state and federal environmental laws and regulations have been put in place requiring significant reductions in emissions and despite litigation and administration changes, additional carbon regulation will likely occur under the Biden administration. In January 2021, President Biden took steps to rejoin the Paris Climate Agreement and signed Executive Orders aimed at addressing climate change concerns domestically and internationally. In September 2020, Michigan’s governor signed an executive order instituting a goal of Michigan to going carbon-neutral by 2050, with an interim goal of reducing greenhouse gas emissions 28% by 2025. Our state regulators mandate that we provide affordable and reliable energy to our customers. Additionally, our customer demand for clean energy continues to grow. Carbon emission reductions have occurred because a cleaner supply mix is providing the most cost-effective option.
Producing an additional report would be contrary to investor interests, redundant, and inefficient while providing no benefit to shareholders.
In addition, to all of the reports previously mentioned, management regularly participates in investor and industry conferences throughout the year to discuss, among other things, environmental topics, and share its perspective on business and industry developments.
CMS ENERGY 2021 PROXY STATEMENT	71

In summary, the Board believes our thoughtful environmental strategy, strong governance and Board oversight, and significant public disclosure appropriately address the concerns cited in the shareholder proposal. As a result, the Board does not believe additional disclosure is warranted at this time and the production of an additional report as requested would be an unnecessary and imprudent use of CMS’ time and resources.
The CMS Board recommends a vote AGAINST the shareholder proposal relating to a greenwashing audit.
CMS ENERGY 2021 PROXY STATEMENT	72

2022 Proxy Statement Information
Under SEC rules, if a shareholder wishes to submit a proposal for possible inclusion in our 2022 Proxy Statement pursuant to Rule 14a-8 of the Exchange Act, we must receive it on or before November 25, 2021.
CMS and Consumers’ Bylaws provide that in order for a shareholder to propose business or nominate persons for election to the Board at an annual meeting that will not be included in the proxy statement for that annual meeting, written notice containing the information required by our Bylaws must be delivered to the Corporate Secretary no later than 60 days nor earlier than 90 days before the anniversary of the prior year’s annual meeting, that is, after February 6, 2022 but no later than March 8, 2022 for the 2022 Annual Meeting. Any matter must comply with our Bylaws.
CMS Bylaws also permit a shareholder, or a group of up to 20 shareholders, who have owned continuously for at least three years a significant amount of the outstanding shares of common stock of the Corporation (at least 3%) to submit Director nominees (not greater than two or 20% of the Board) for inclusion in its proxy statement if the shareholder(s) and the nominee(s) satisfy the requirements in CMS’ Bylaws. Notice of proxy access Director nominees must be received by CMS’ Corporate Secretary no less than 120 days nor more than 150 days prior to the anniversary of the date the Corporation mailed its proxy statement for the prior year’s annual meeting, that is after October 26, 2021 but no later than November 25, 2021 for the 2022 Annual Meeting.
Shareholder proposals and nominations should be addressed to: Corporate Secretary, One Energy Plaza, Jackson, Michigan 49201.
CMS ENERGY 2021 PROXY STATEMENT	73

GENERAL INFORMATION
What are the Proxy Materials?
The Proxy Materials include:
•	This Proxy Statement; and
•	The Annual Report to Shareholders, which includes the Form 10-K with our consolidated financial statements and accompanying notes for the year ended December 31, 2020.
If you received the Proxy Materials by mail, they also include a proxy card or voter instruction form for use in connection with the 2021 Annual Meeting. We are releasing these Proxy Materials to shareholders on or about March 25, 2021.
What matters are up for a vote at the CMS Annual Meeting, how are they counted and what are their requirements?
The table below shows the voting options, voting requirement and effect of abstentions and Broker Non-Votes for each proposal to be presented at the CMS Annual Meeting.
	Proposal	Voting Options	Vote Required to be Approved	Effect of Abstentions (1)	Effect of “Broker Non-Votes” (1)
1.	Elect Director Nominees Named in this Proxy Statement to the Board of Directors	For, Against, Abstain	A nominee will be elected with approval from a majority of the votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote	No Effect	No Effect
2.	Approve, on an Advisory Basis, Executive Compensation	For, Against, Abstain	Majority of the votes cast by holders of shares entitled to vote	No Effect	No Effect
3.	Ratify Independent Registered Public Accounting Firm	For, Against, Abstain	Majority of the votes cast by holders of shares entitled to vote	No Effect	Counted (2)
4.	Vote on a Shareholder Proposal Relating to Greenwashing Audit	For, Against, Abstain	Majority of the votes cast by holders of shares entitled to vote	No Effect	No Effect
(1)	Abstentions and broker discretionary votes are counted toward establishing a quorum.
(2)
This is considered to be a routine matter and, therefore, if you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on this Proposal. This is not the case for any of the other Proposals since they are considered to be “non-routine” matters.

We are not aware of any other matters to be presented at the CMS Annual Meeting. However, if any other matters (including matters incident to the conduct of the meeting) are properly presented at the meeting, it is intended that the holders of the proxies will vote in their discretion.
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What matters are up for a vote at the Consumers Annual Meeting, how are they counted and what are their requirements?
The table below shows the voting options, voting requirement and effect of abstentions and Broker Non-Votes for each proposal to be presented at the Consumers Annual Meeting.
	Proposal	Voting Options	Vote Required to be Approved	Effect of Abstentions (1)	Effect of “Broker Non-Votes” (1)
1.	Elect Director Nominees Named in this Proxy Statement to the Board of Directors	For, Against, Abstain	A nominee will be elected with approval from a majority of the votes cast by holders of shares entitled to vote (2)	No Effect	No Effect
2.	Approve, on an Advisory Basis, Executive Compensation	For, Against, Abstain	Majority of the votes cast by holders of shares entitled to vote	No Effect	No Effect
3.	Ratify Independent Registered Public Accounting Firm	For, Against, Abstain	Majority of the votes cast by holders of shares entitled to vote	No Effect	Counted (3)
(1)	Abstentions and broker discretionary votes are counted toward establishing a quorum.
(2)
Holders of Consumers’ preferred and common stock are entitled to one vote for each share and shareholders have cumulative voting rights for the election of directors. Please see “Who is entitled to vote?” below.

(3)
This is considered to be a routine matter and, therefore, if you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on this Proposal. This is not the case for any of the other Proposals since they are considered to be “non-routine” matters.

We are not aware of any other matters to be presented at the Consumers Annual Meeting. However, if any other matters (including matters incident to the conduct of the meeting) are properly presented at the meeting, it is intended that the holders of the proxies will vote in their discretion.
Why did I receive a Notice of Internet Availability of Proxy Materials?
To reduce the environmental impact of our Annual Meeting, we are providing the Proxy Materials over the Internet. As a result, we are sending many of our shareholders a Notice of Internet Availability of Proxy Materials (“Notice of Availability”) instead of a paper copy of the Proxy Materials. All shareholders receiving the Notice of Availability may access the Proxy Materials over the Internet and request a paper copy by mail. Instructions on how to access the Proxy Materials, vote online and request a paper copy can be found in the Notice of Availability. The Notice of Availability also contains instructions on how to request delivery of Proxy Materials in paper form or electronically on an ongoing basis.
How can I access the Proxy Materials electronically or sign up for electronic delivery?
All Shareholders can view, search and print the Proxy Materials at www.cmsenergy.com/investor-relations.
If you are a shareholder of record and you received printed Proxy Materials, you may elect to receive future Proxy Materials electronically. To do so you must enroll online at https://materials.proxyvote.com/125896 for CMS and https://materials.proxyvote.com/210518 for Consumers. If you consent to receive Proxy Materials electronically, you will receive an e-mail notification when they become available. Your enrollment will be effective until revoked.
This electronic option allows you to:
•	Reduce the environmental impact of our Annual Meeting;
•	Gain faster access to Proxy Materials;
•	Reduce the amount of mail you receive; and
•	Help reduce the costs of our Annual Meeting.
If your shares are held in street name you should contact your brokerage firm, bank or other nominee and inquire about their electronic delivery options.
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Who is entitled to vote?
Shareholders as of the close of business on the record date, March 9, 2021, are entitled to vote at the Annual Meetings. As of the record date, CMS’ outstanding securities entitled to vote consisted of 289,426,472 shares of CMS common stock. Each share is entitled to one vote on each matter presented at the CMS Annual Meeting.
As of the record date, Consumers’ outstanding securities entitled to vote consisted of 84,108,789 shares of shares of common stock held by CMS and 373,148 shares of preferred stock held by the public. Holders of Consumers’ preferred and common stock are entitled to one vote for each share and shareholders have cumulative voting rights for the election of directors. That is, holders of preferred and common shares are entitled to cast as many votes as equal the number of shares held multiplied by the number of directors to be elected, and they may cast all of such votes for a single nominee or distribute them among any two or more nominees as they choose.
A list of CMS and Consumers shareholders entitled to vote at the Annual Meeting will be available during the Annual Meeting for examination by any shareholder at
www.virtualshareholdermeeting.com/CMS2021 and virtualshareholdermeeting.com/CMSPB2021. Your confidential vote is received and tabulated by an independent inspector of election. Your vote will not be disclosed except as required by law or in other limited circumstances.
What is the difference between a shareholder of record and a “street name” holder?
If your shares are registered directly in your name, you are considered our shareholder of record for those shares.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares and your shares are said to be held in “street name.”
How do I vote?
You can ensure that your shares are voted at the Annual Meeting by submitting your vote by telephone or Internet (the instructions are found on your proxy card, voting instruction form or Notice of Availability). If you received your Proxy Materials by mail, you can complete and return your proxy card or voting instruction form by mail. Even if you vote by one of these methods, you can still attend and electronically vote at the Annual Meeting.
If your shares are held in street name, you must vote your shares in the manner prescribed by your brokerage firm, bank or other nominee. Your brokerage firm, bank or other nominee should provide a voting instruction form for you to use in directing it how to vote your shares.
What if I do not indicate my voting preference on my proxy?
If your shares are voted by proxy, the shares will be voted as you instruct. If you sign and properly submit your proxy, but do not give any specific voting instructions, your shares will be voted as the Board recommends. Your shares will also be voted as recommended by the Board, in its discretion, on any other business that is properly presented for a vote at the Annual Meeting.
How can I participate in the Annual Meeting?
Any shareholder as of March 9, 2021 may participate in the Annual Meeting by logging in at www.virtualshareholdermeeting.com/CMS2021 for CMS shareholders and www.virtualshareholdermeeting.com/CMSPB2021 for Consumers Shareholders. You will need your control number and will be required to log in. You may submit questions related to the proposals included in this Proxy Statement from April 20, 2021 to 11:59 p.m. May 3, 2021 by logging in at www.proxyvote.com.
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Can I change my vote after I have voted or can I revoke my proxy?
Yes. If you are a shareholder of record, you can change your vote or revoke your proxy at any time prior to the Annual Meeting by:
•	Providing another signed proxy that is dated later than the vote you want to change;
•	Voting by telephone or Internet and recording a different vote; or
•	Attending and electronically voting at the Annual Meeting.
How many shares must be present to hold the Annual Meeting?
To constitute a quorum and transact business, shareholders of a majority of the outstanding shares entitled to vote must be present in person or by proxy at each of the Annual Meetings.
What does it mean if I get more than one set of Proxy Materials?
You may receive multiple copies of Proxy Materials if your shares are registered differently (i.e., trust, joint, name spelling variation, etc.) and/or if they are in more than one account (i.e., brokerage firm, bank, transfer agent, etc.). If you wish to consolidate accounts, please contact Equiniti Trust Company at 1-855-598-2714. Please vote all of the proxies that you receive and consider consolidating accounts.
If your household receives multiple copies of the Proxy Materials or Notice of Availability, you may authorize us to discontinue duplicate mailings in the future by electing the option when you vote, see “What is “householding” and how does it affect me?” below for additional householding information.
If your shares are held in street name and you are receiving multiple sets of materials and wish to consolidate accounts, please contact your brokerage firm, bank or other nominee.
What is “householding” and how does it affect me?
We have adopted a procedure called “householding” which has been approved by the SEC. Householding is intended to reduce the volume of duplicate information received by a household and the cost of preparing and mailing duplicate information. Under this procedure, we are permitted to mail only one Notice of Availability or one set of Proxy Materials to multiple shareholders who share an address and who have consented to or have received prior notice of our intent to do so, so long as we have not received contrary instructions from one or more such shareholders. Consent for householding will remain in effect until revoked.
To resume the mailing of individual copies of future Proxy Materials or Notice of Availability and revoke your consent to householding, submit a written request to Broadridge Householding Dept., 51 Mercedes Way, Edgewood, New York 11717, or make an oral request by telephone to 1-866-540-7095. If you participate in householding and wish to receive separate Proxy Materials or Notices of Availability, we will promptly mail a copy if you notify us by making a written request to our Shareowner Services Department at One Energy Plaza, Jackson, Michigan 49201, or making a request by telephone to 1-517-788-0298.
If your shares are held in street name, you can request information about householding by contacting your brokerage firm, bank or other nominee.
Who conducts the proxy solicitation and how much will it cost?
We are requesting your proxy for the Annual Meeting and will pay the costs of requesting shareholder proxies. Proxies may be solicited by directors, officers and other employees, personally or by telephone, Internet, or mail, none of whom will receive compensation for their solicitation efforts. We have arranged for EQ, 145 Pinelawn Rd. Suite 320 Melville, NY 11747, to
CMS ENERGY 2021 PROXY STATEMENT	77

solicit proxies for a fee of $15,000, plus expenses and disbursements. We will pay all proxy solicitation costs. We may also reimburse brokerage firms, dealers, banks, voting trustees or other record holders for their reasonable expenses for forwarding Proxy Materials to beneficial owners of CMS and Consumers stock.
Instructions for the Virtual Annual Meeting
This year our Annual Meeting will be a completely virtual meeting. There will be no physical meeting location; the meeting will only be conducted via webcast. The virtual meeting not only supports the safety of our shareholders and employees related to COVID-19 but as we experienced last year also increases attendance by providing Annual Meeting access to all of our shareholders, regardless of where they live. Allowing shareholders to ask questions prior to the meeting allows all shareholders the opportunity to ask questions, regardless of whether they can attend the meeting and allows us to provide thoughtful responses to each question asked. Additionally, in-line with CE-way and our use of Lean strategies, the virtual meeting format eliminates waste and reduces costs associated with hosting an in-person meeting. The virtual meeting also provides opportunities to reduce carbon emissions related to travel for in-person meetings.
To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/CMS2021 for CMS shareholders and www.virtualshareholdermeeting.com/CMSPB2021 for Consumers shareholders, you must enter the control number found on your proxy card, voting instruction form, or the notice you previously received.
We encourage you to log in to the Annual Meeting website and access the webcast early, beginning approximately 15 minutes before the Annual Meeting start time. If you experience technical difficulties, please contact the technical support telephone number posted on the Annual Meeting log-in page.
You may vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the Proxy Materials for the Annual Meeting or electronically vote during the Annual Meeting by following the instructions available on the applicable meeting website during the Annual Meeting. If you would like to ask a question to be answered during the Annual Meeting, you must submit your question in advance between April 20 and 11:59 p.m. May 3, 2021 at proxyvote.com. Responses to questions related to the proposals in this Proxy Statement will be provided during the Annual Meeting. Responses to other questions will be posted on our website shortly after the Annual Meeting. Following the Annual Meeting we will also post a recording of the Annual Meeting on our website for anyone to access.
CMS ENERGY 2021 PROXY STATEMENT	78

APPENDIX A:
SUPPLEMENTAL INFORMATION FOR THE COMPENSATION DISCUSSION AND ANALYSIS —
GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) RECONCILIATIONS
CMS - Reconciliation of GAAP Operating Activities to Annual Incentive OCF
	2018 (millions)	2019 (millions)	2020 (millions)
Total GAAP Operating Activities	$1,703	$1,790	$1,276
Exclude:
Change in pension contribution	240	—	700
Change in Accounting Principle from those included in the budget	—	—	—
Legal settlement costs or gains for legacy business items	—	—	27
Federal Tax Reform Discretion	(155)	10	—
Change in power supply cost recovery (PSCR) from budget (disallowances excluded)	(3)	(33)	(5)
Gas-price changes (favorable or unfavorable) related to gas cost recovery (GCR) in January and February	27	(47)	(53)

Total exclusions	109	(70)	669

Annual Incentive OCF	$1,812	$1,720	$1,945
CMS - Reconciliation of GAAP Earnings Per Share (EPS) to Annual Incentive Plan EPS
	2018	2019	2020
EPS Reported — GAAP basis	$2.32	$2.39	$2.64
Exclude (income)/loss items:
Accounting Principle Change from Budget	—	—	—
Tax Impact	—	—	—
Asset Sales	(0.01)	—	—
Tax Impact	*	—	—
Large restructuring and severance expenses greater than $5 million	—	0.02	0.08
Tax Impact	—	*	(0.02)
Legal/settlement costs or gains related to previously sold assets	0.04	0.11	(*)
Tax Impact	(0.01)	(0.03)	*
Federal Tax Reform	(0.01)	—	(0.03)
Tax Impact	*	—	—

Total exclusions	0.01	0.10	0.03

Annual Incentive EPS	$2.33	$2.49	$2.67
CMS ENERGY 2021 PROXY STATEMENT	A-1

CMS - Reconciliation of GAAP Earnings Per Share (EPS) to LTI EPS (adjusted EPS)
	2015	2016	2017	2018	2019	2020
EPS Reported — GAAP basis	$1.89	$1.98	$1.64	$2.32	$2.39	$2.64
Exclude (income)/loss items:
Large restructuring and severance expenses greater than $5 million	—	0.04	—	—	0.02	0.08
Tax Impact	—	(0.01)	—	—	*	(0.02)
Asset Sales	—	—	—	(0.01)	—	—
Tax Impact	—	—	—	*	—	—
Legal/settlement costs or gains related to previously sold assets	—	0.01	0.01	0.04	0.11	(*)
Tax Impact	—	*	*	(0.01)	(0.03)	*
Federal Tax Reform	—	—	0.52	(0.01)	—	(0.03)
Tax Impact	—	—	—	*	—	—

Total exclusions	0.0	0.04	0.53	0.01	0.10	0.03

LTI EPS (adjusted EPS)	$1.89	$2.02	$2.17	$2.33	$2.49	$2.67
*	Less than ½ cent
Average GAAP EPS growth over 3 years: 18.3%, Average adjusted EPS growth over 3 years: 7.2%
Average GAAP EPS growth over 5 years: 8.5%, Average adjusted EPS growth over 5 years: 7.2%

Management views adjusted EPS as a key measure of our present operating financial performance and uses adjusted EPS for external communications with analysts and investors. Internally, we use adjusted EPS to measure and assess performance.

CMS ENERGY 2021 PROXY STATEMENT	A-2

CMS ENERGY

CMS ENERGY CORPORATION
ONE ENERGY PLAZA
JACKSON, MI 49201
ATTN: SHAREOWNER SERVICES, EP1-416

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Saving Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CMS2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Saving Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D37600-P48403

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CMS ENERGY CORPORATION

The Board of Directors recommends a vote FOR the following proposal:

1. ELECTION OF DIRECTORS

Nominees:	**For**	**Against**	**Abstain**
1a. Jon E. Barfield	☐	☐	☐
1b. Deborah H. Butler	☐	☐	☐
1c. Kurt L. Darrow	☐	☐	☐
1d. William D. Harvey	☐	☐	☐
1e. Garrick J. Rochow	☐	☐	☐
1f. John G. Russell	☐	☐	☐
1g. Suzanne F. Shank	☐	☐	☐
1h. Myrna M. Soto	☐	☐	☐
1i. John G. Sznewajs	☐	☐	☐
1j. Ronald J. Tanski	☐	☐	☐
1k. Laura H. Wright	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐
3. Ratify the appointment of independent registered public accounting firm (PricewaterhouseCoopers LLP).	☐	☐	☐
The Board of Directors recommends a vote AGAINST the following proposal:			
4. Shareholder Proposal — Greenwashing Audit.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Thank you for being a shareholder.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 9, 2021
Date: May 7, 2021 **Time:** 10:00 a.m. EDT
Location: Meeting via internet only-please visit www.virtualshareholdermeeting.com/CMS2021.

The company will be hosting the meeting via the internet only this year. To attend the meeting via the internet please visit www.virtualshareholdermeeting.com/CMS2021 and be sure to have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the reverse side of this proxy card).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D37601-P48403

CMS ENERGY CORPORATION
Annual Meeting of Shareholders
May 7, 2021 10:00 a.m. EDT
This proxy is solicited by the Board of Directors

The undersigned appoints JOHN G. RUSSELL, GARRICK J. ROCHOW and MELISSA M. GLEESPEN, and each of them, proxies with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of CMS Energy Corporation to be held virtually at www.virtualshareholdermeeting.com/CMS2021, at 10:00 a.m. Eastern Daylight Saving Time on May 7, 2021 and at any postponement(s) or adjournment(s) thereof. Said proxies, and each of them present and acting at the meeting, may vote upon the matters set forth on the reverse side hereof and with discretionary authority on all other matters that come before the meeting, all as more fully set forth in the Proxy Statement received by the undersigned. The shares represented hereby will be voted on the proposals as specified.

IF THIS PROXY IS RETURNED SIGNED BUT NOT FULLY - COMPLETED, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL UNCOMPLETED PROPOSALS.

IF YOU CANNOT VOTE BY TELEPHONE OR INTERNET, PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE. THANK YOU FOR YOUR PROMPT RESPONSE.

Continued and to be signed on reverse side